   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1996



                                                      REGISTRATION NO. 333-16001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------


FLEET FINANCIAL GROUP, INC.          RHODE ISLAND                05-0341324                  6711
   FLEET CAPITAL TRUST I               DELAWARE                  04-3337370                  6749
 (Exact name of issuer as    (State or other jurisdiction     (I.R.S. Employer         (Primary Standard
 specified in its charter)                of                 Identification No.)          Industrial
                                   incorporation or                                 Classification Number)
                                     organization)


                               ONE FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 292-2000
  (Address, including zip code, and telephone number, including area code, of principal executive offices)

                          WILLIAM C. MUTTERPERL, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          FLEET FINANCIAL GROUP, INC.
                               ONE FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 292-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   Copies to:

       Laura N. Wilkinson, Esq.                  Vincent J. Pisano, Esq.
           EDWARDS & ANGELL                       SKADDEN, ARPS, SLATE,
       One Hospital Trust Plaza                     MEAGHER & FLOM LLP
    Providence, Rhode Island 02903                   919 Third Avenue
            (401) 274-9200                          New York, NY 10022
                                                      (212) 735-3000

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND ALL OTHER CONDITIONS TO THE EXCHANGE OFFER (THE "OFFER") DESCRIBED IN THE ENCLOSED PROSPECTUS HAVE BEEN SATISFIED OR WAIVED.

                           --------------------------

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                           --------------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 17, 1996


                                                                 [LOGO]
PRELIMINARY PROSPECTUS

                          FLEET FINANCIAL GROUP, INC.
                             FLEET CAPITAL TRUST I

                               OFFER TO EXCHANGE

           Fleet Capital Trust I
         % Trust Originated Preferred
              Securities-SM-                                                    11,000,000
              ("TOPrS-SM- ")                                                Depositary Shares
        (Liquidation Amount $25.00                    for                each representing a 1/10
          per Preferred Security                                     interest in a share of Series V
  and guaranteed to the extent set forth                             7.25% Perpetual Preferred Stock
  herein by Fleet Financial Group, Inc.)                                    CUSIP 338915 79 6


  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
           TIME, ON            , 1997, UNLESS THE OFFER IS EXTENDED.


    Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), and Fleet Capital Trust I, a Delaware statutory business trust (the "Trust"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus
and the accompanying Letters of Transmittal, to exchange    % Trust Originated
Preferred Securities-SM-, representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), for any and all of Fleet's depositary shares ("Depositary Shares"), each representing a 1/10 interest in a share of Series V 7.25% Perpetual Preferred Stock, $1.00 par value, of Fleet (the "Preferred Stock") not owned by Fleet (this Prospectus and the Letter of Transmittal for the Depositary Shares together constitute the "Offer"). Exchanges will be made on the basis of one Preferred Security for each Depositary Share, in each case validly tendered and accepted for exchange in the Offer. As of the date of this Prospectus, there are 11,000,000 Depositary Shares outstanding and not owned by Fleet.


    Concurrently with the issuance of Preferred Securities in exchange for Depositary Shares validly tendered in the Offer, Fleet will deposit in the Trust
as trust assets its    % Junior Subordinated Deferrable Interest Debentures due
2027 (the "Junior Subordinated Debentures"), having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the proceeds received upon issuance of the common securities to be issued by the Trust. The Junior Subordinated Debentures will mature

                                                        (Continued on next page)
                           --------------------------


    SEE "RISK FACTORS AND SPECIAL CONSIDERATIONS RELATING TO THE OFFER" STARTING ON PAGE 23 FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED SECURITIES THAT SHOULD BE CONSIDERED BY INVESTORS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.

                           --------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------


       MERRILL LYNCH & CO. AND SMITH BARNEY INC. HAVE BEEN RETAINED AS DEALER MANAGERS TO SOLICIT EXCHANGES OF DEPOSITARY SHARES FOR PREFERRED SECURITIES. SEE
 "THE OFFER--DEALER MANAGERS; SOLICITING DEALERS." FLEET NATIONAL BANK HAS BEEN
  RETAINED AS EXCHANGE AGENT IN CONNECTION WITH THE OFFER. GEORGESON & COMPANY INC. HAS BEEN RETAINED TO ACT AS INFORMATION AGENT TO ASSIST IN CONNECTION WITH
                                   THE OFFER.

                           --------------------------


                     THE DEALER MANAGERS FOR THE OFFER ARE:



MERRILL LYNCH & CO.                                            SMITH BARNEY INC.


               The date of this Prospectus is             , 1996.

-SM- "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

(Continued from previous page)

on         , 2027, which may be (i) shortened to a date not earlier than
        , 2002 or (ii) extended to a date not later than         , 2046 (such
date, as so shortened or extended, the "Stated Maturity"), in each case subject to satisfying certain conditions, including, in the event of a shortening of the maturity date, the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), if such approval is then required under applicable law, rules, guidelines or policies.


    NONE OF FLEET, THE BOARD OF DIRECTORS OF FLEET, THE TRUSTEES NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS (AS DEFINED HEREIN) OF DEPOSITARY SHARES AS TO WHETHER TO EXCHANGE OR REFRAIN FROM EXCHANGING THEIR DEPOSITARY SHARES IN THE OFFER. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

    IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS OF DEPOSITARY SHARES MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE (AS DEFINED HEREIN). SEE "THE OFFER--PROCEDURES FOR TENDERING."


    For a description of the other terms of the Offer, see "The Offer--Terms of the Offer,"


"--Expiration Date; Extensions; Amendments; Termination," and "--Withdrawal of Tenders." Application will be made to list the Preferred Securities on the New York Stock Exchange (the "NYSE"). In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of at least 1,000,000 Preferred Securities to be issued in exchange for such Depositary Shares (the "Minimum Distribution Condition"), which condition may not be waived. See "The Offer--Expiration Date; Extensions; Amendments; Termination" and "--Conditions to the Offer."

    The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, not accept for exchange the Depositary Shares and promptly return the Depositary Shares upon the failure of any condition specified above or in "The Offer--Conditions to the Offer," (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer,
(iii) extend the Expiration Date (as defined herein) of the Offer and retain all Depositary Shares tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offer--Withdrawal of Tenders," (iv) amend the terms of the Offer, (v) modify the form of the consideration to be paid pursuant to the Offer or (vi) not accept for exchange the Depositary Shares at any time on or prior to the Expiration Date, for any reason, including, without limitation, if fewer than 100,000 Depositary Shares would remain outstanding upon acceptance of those tendered (which condition may be waived by the Trust). Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer--Expiration Date; Extensions; Amendments; Termination."

    Fleet will own directly or indirectly all of the securities representing common undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). The Trust exists for the sole purpose of (i) issuing (a) the Preferred Securities in exchange for the Depositary Shares validly tendered in the Offer and delivering the Depositary Shares to Fleet in consideration for the deposit by Fleet in the Trust as trust assets of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and (b) the Common Securities to Fleet in exchange for cash and investing the proceeds thereof in an equal aggregate principal amount of the Junior Subordinated Debentures and (ii) engaging in only those other activities as are necessary and incidental thereto. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms, except that (i) if an event of default under the Declaration (as defined herein) occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) the holders of Common Securities have the exclusive right (subject to the terms of the applicable Declaration) to appoint, replace or remove the Trustees (as defined herein) of the Trust and to increase or decrease the number of Trustees upon the occurrence of certain events described herein. See "Prospectus Summary--Description of Preferred Securities and Junior Subordinated Debentures."


    Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of    % of the liquidation amount of $25 per
Preferred Security, accruing from the first date following the Expiration Date (the "Accrual Date"), and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing
("distributions"), subject to any Extension Periods (as defined herein). In addition, holders of the Preferred Securities will be entitled to an additional
cash distribution at the rate of   % per annum of the liquidation amount thereof
from         through the Expiration Date ("Pre-Issuance Accrued Distribution")
in lieu of dividends accumulating and unpaid after         on their Depositary
Shares accepted for exchange, such additional distribution to be made on to holders of the Preferred Securities on the record date for such distribution. The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, including as a result of Fleet's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities.


    The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by Fleet (the "Preferred Securities Guarantee") to the extent described herein and under "Description of the Preferred Securities Guarantee." The Preferred Securities Guarantee covers payments of distributions and other payments on the Preferred Securities if and to the extent that the Trust has funds available therefor, which will not be the case unless Fleet has made a payment of interest or principal or other payments on the Junior Subordinated Debentures held by the Trust as its sole asset. The Preferred Securities Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures, the Indenture (as defined herein) and the Declaration, including its liabilities to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. See "Risk Factors and Special Considerations Relating to the Offer--Rights Under the Preferred Securities Guarantee" herein. The obligations of Fleet under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of Fleet and rank pari passu with the most senior preferred stock issued, from time to time, if any, by Fleet.



    The obligations of Fleet under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations (each as defined herein) of Fleet, which aggregated approximately $4.0 billion (holding company only) at September 30, 1996, and rank pari passu with Fleet's other general unsecured creditors. In addition, because Fleet is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of Fleet's subsidiaries, including depositors.


    So long as Fleet shall not be in default in the payment of interest on the Junior Subordinated Debentures, Fleet has the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period on the Junior Subordinated Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"), provided that an Extension Period may not extend beyond the Stated Maturity of the Junior Subordinated Debentures. If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon
(to the extent permitted by applicable law) at an annual rate of    % percent
per annum compounded quarterly, and during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. See "Risk Factors and Special Considerations Relating to the Offer," "Description of the Preferred Securities--Distributions," "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period."


    The Junior Subordinated Debentures are redeemable by Fleet, in whole or in
part, from time to time, on or after            , 2002, or in whole but not in
part, prior to            , 2002, upon the occurrence of a Special Event (as
defined herein). If Fleet redeems the Junior Subordinated Debentures, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed at a redemption price of $25 per Preferred Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Risk Factors and Special Considerations Relating to the Offer," "Description of the Preferred Securities--Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Junior Subordinated Debentures. See "Risk Factors and Special Considerations Relating to the Offer," "Description of the Preferred Securities--Distributions," "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period."


    Fleet will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures held by the Trust to be distributed to the holders of the Trust Securities. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, Fleet will use its best efforts to have the Junior Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities--Tax Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures."

    Any such redemption or distribution of the Junior Subordinated Debentures may require the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.

    In the event of the involuntary or voluntary dissolution, winding-up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."


    The Depositary Shares are listed and principally traded on the NYSE under the symbol "FLT F". On November 12, 1996, the last full day of trading prior to the filing of the Form S-4 registration statement to which this Prospectus forms a part, the closing sales price of the Depositary Shares on the NYSE was $25.88 per share. The closing sales price of the Depositary Shares on the NYSE on
         , 1996 was $      per share. HOLDERS ARE URGED TO OBTAIN CURRENT MARKET
QUOTATIONS FOR THE DEPOSITARY SHARES. To the extent that Depositary Shares are tendered and accepted in the Offer, the terms on which untendered Depositary Shares could subsequently be sold could be adversely affected. To the extent that the aggregate number of Depositary Shares tendered and accepted in the Offer results in the number of outstanding Depositary Shares to be less than 100,000, Fleet would be required to delist the Depositary Shares from the NYSE pursuant to NYSE rules and regulations, and the trading market for untendered Depositary Shares could be adversely affected. In addition, following the Expiration Date, and in accordance with and subject to applicable law, Fleet may from time to time acquire Depositary Shares in the open market, by tender offer, subsequent exchange offer or otherwise. Fleet's decision to make such acquisitions is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, Fleet cannot predict whether and to what extent it will acquire any additional Depositary Shares and the consideration to be paid therefor. See "Listing and Trading of Preferred Securities and Depositary Shares."


    Fleet will pay to Soliciting Dealers (as defined herein) designated by the record or beneficial owner, as appropriate, of Depositary Shares a solicitation
fee of $     per Depositary Share ($          ) validly tendered and accepted
for exchange pursuant to the Offer, subject to certain conditions. Soliciting Dealers are not entitled to a solicitation fee for Depositary Shares beneficially owned by such Soliciting Dealer. See "The Offer--Dealer Managers; Soliciting Dealers."



    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FLEET, THE TRUST, THE TRUSTEES OR THE DEALER MANAGERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FLEET OR THE TRUST SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, FLEET AND THE TRUST MAY, AT THEIR DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF DEPOSITARY SHARES IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE ON BEHALF OF THE TRUST BY THE DEALER MANAGERS OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
Available Information......................................................................................           7
Incorporation of Certain Documents by Reference............................................................           8
Prospectus Summary.........................................................................................           9
Risk Factors and Special Considerations Relating to the Offer..............................................          23
Comparison of Preferred Securities and Depositary Shares...................................................          29
Fleet Financial Group, Inc.................................................................................          34
Selected Consolidated Financial Data of Fleet Financial Group, Inc.........................................          35
Recent Developments........................................................................................          37
Capitalization.............................................................................................          38
Accounting Treatment.......................................................................................          38
The Trust..................................................................................................          39
The Offer..................................................................................................          42
Listing and Trading of Preferred Securities and Depositary Shares..........................................          50
Transactions and Arrangements Concerning the Offer.........................................................          51
Fees and Expenses; Transfer Taxes..........................................................................          51
Price Range of Depositary Shares...........................................................................          51
Description of the Preferred Securities....................................................................          52
Description of the Preferred Securities Guarantee..........................................................          63
Description of the Junior Subordinated Debentures..........................................................          66
Description of the Preferred Stock and Depositary Shares...................................................          75
Relationship Between the Preferred Securities, the Junior Subordinated Debentures
 and the Preferred Securities Guarantee....................................................................          81
United States Federal Income Taxation......................................................................          82
Legal Matters..............................................................................................          86
Experts....................................................................................................          86
ERISA Considerations.......................................................................................          86

                             AVAILABLE INFORMATION

    This Prospectus constitutes a part of a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Fleet and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Fleet, the Trust and such securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

    Fleet is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning Fleet can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web set on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


    No separate financial statements of the Trust have been included herein. Fleet does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by Fleet, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing (a) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to Fleet in consideration of the deposit by Fleet as trust assets of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, and (b) its Common Securities to Fleet in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures, and (iii) Fleet's obligations described herein to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of the Trust under the Indenture and pursuant to the Declaration of the Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by the Trust, the Junior Subordinated Debentures purchased by the Trust and the Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Junior Subordinated Debentures" and "Description of the Preferred Securities Guarantee."


    The Trust is not currently subject to the information reporting requirements of the Exchange Act. The Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although it intends to seek and expects to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Fleet pursuant to
Section 13 of the Exchange Act are incorporated by reference in this Prospectus:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995;


(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;



(c) Current Reports on Form 8-K dated January 17, 1996, January 19, 1996, February 8, 1996, February 21, 1996, March 15, 1996 (as amended by a Form 8-K/A dated April 5, 1996), March 25, 1996, March 26, 1996, March 27, 1996,
    April 1, 1996, April 15, 1996, April 17, 1996, May 1, 1996, May 15, 1996 (as
    amended by a Form 8-K/A dated August 5, 1996), July 17, 1996, August 15, 1996, August 23, 1996, September 27, 1996, October 16, 1996, November 14,
    1996 and December 5, 1996; and


(d) The description of the Preferred Stock and Depositary Shares contained in a Registration Statement on Form 8-A dated February 27, 1996, and any amendment or report filed for the purpose of updating such description.

    Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    All documents filed by Fleet pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Fleet will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Investor Relations Department, Fleet Financial Group, Inc., One Federal Street, Boston, Massachusetts 02110, (617) 292-2000.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE INVESTOR RELATIONS DEPARTMENT, FLEET FINANCIAL GROUP, INC., ONE FEDERAL STREET, BOSTON, MASSACHUSETTS 02110, (617) 292-2000. IN ORDER TO ENSURE TIMELY
DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY                 .

                               PROSPECTUS SUMMARY

    The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in, or incorporated by reference in, this Prospectus.

                          FLEET FINANCIAL GROUP, INC.


    Fleet is a diversified financial services company organized under the laws of the State of Rhode Island. Fleet was the 11th largest bank holding company in the United States as of September 30, 1996, in terms of total assets, with total assets of $87.2 billion, total deposits of $67.6 billion and stockholders' equity of $7.3 billion.


    Fleet is engaged in a general commercial banking and trust business throughout the states of Connecticut, Massachusetts, New Jersey, New York, Rhode Island, Maine, New Hampshire and Florida through its six banking subsidiaries, and also provides, through its nonbanking subsidiaries and its credit card banking subsidiary, a variety of financial services, including mortgage banking, asset-based lending, consumer finance, real estate financing, securities brokerage services, investment banking, investment advice and management, data processing and student loan servicing.

    The principal office of Fleet is located at One Federal Street, Boston, Massachusetts 02110, telephone number (617) 292-2000.

                                   THE TRUST


    The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of November 1, 1996, executed by Fleet, as sponsor (the "Sponsor"), and the trustees of the Trust (respectively, the "Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 1, 1996. The declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the issued and outstanding Preferred Securities. See "Description of the Preferred Securities--Book-Entry; Delivery and Form." Fleet will directly or indirectly acquire all of the Common Securities of the Trust in an aggregate liquidation amount equal to at least 3 percent of the total capital of the Trust. The Trust exists for the sole purpose of (i) issuing (a) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to Fleet in consideration of the deposit by Fleet as trust assets Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, and (b) its Common Securities to Fleet in exchange for cash and investing the proceeds thereof in an equal aggregate principal amount of Junior Subordinated Debentures and (ii) engaging in only those other activities necessary or incidental thereto.


    Pursuant to the Declaration, the number of Trustees will initially be five. Three of the Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, Fleet. The fourth trustee will be a financial institution that is unaffiliated with Fleet, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, The First National Bank of Chicago will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, The First National Bank of Chicago will act as trustee (the "Guarantee Trustee") under the Preferred Securities Guarantee and as Debt Trustee (as defined herein) under the Indenture (as defined herein). The fifth trustee will be an entity that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). Initially, First Chicago Delaware Inc., an affiliate of the Institutional Trustee, will act as Delaware Trustee.

See "Description of the Preferred Securities Guarantee" and "Description of the Preferred Securities-- Voting Rights" herein.


    The Institutional Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Junior Subordinated Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Institutional Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Institutional Account. The Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. Fleet, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees. Fleet will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Junior Subordinated Debentures--Miscellaneous."


    The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Business Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

               CERTAIN POTENTIAL BENEFITS AND RISKS TO INVESTORS

    Prospective investors should carefully review the information contained elsewhere in this Prospectus prior to making a decision regarding the Offer and should particularly consider the following matters:

POTENTIAL BENEFITS TO EXCHANGING HOLDERS

    - The cash distributions rate on the Preferred Securities will be     basis
      points greater than the dividend rate on the Depositary Shares. See "Comparison of Preferred Securities and Depositary Shares."

    - Although the obligations of Fleet under the Junior Subordinated Debentures are unsecured and will be subordinated and junior in right of payment to all Senior Indebtedness and Other Financial Obligations of Fleet, they will rank pari passu with Fleet's other general unsecured creditors and will be senior to all capital stock of Fleet now or hereafter issued by Fleet (including the Preferred Stock underlying the Depositary Shares).

    - While no dividends are required to be paid with respect to the Depositary Shares, interest payments on the Junior Subordinated Debentures and therefore distributions on the Preferred Securities may not be deferred for more than 20 consecutive quarterly interest periods. Moreover, during any such Extension Period, (i) Fleet shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of the common stock, par value $0.01 per share, of Fleet (the "Fleet Common Stock") in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) as a result of a reclassification of Fleet's capital stock or the exchange or conversion of one class or series of Fleet's capital stock for another class or series of Fleet's capital stock or (c) the purchase of fractional interests in shares of Fleet's capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (ii) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet that rank pari passu with or junior to the Junior Subordinated Debentures and (iii) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Fleet has no present intention of exercising its right to defer payments of interest on the Junior Subordinated Debentures. However, should Fleet determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. See "Description of the Preferred Securities." To date, Fleet has made each quarterly dividend payment with respect to the Depositary Shares on the scheduled dividend payment date, and dividends on the Preferred Stock accrue whether or not such dividends are declared. See "Description of the Preferred Stock and Depositary Shares--Preferred Stock--Dividends."


    - The Offer will allow Fleet to achieve certain tax efficiencies because, in contrast to dividend payments with respect to the Depositary Shares which are not deductible by Fleet, Fleet will be able to deduct interest payments on the Junior Subordinated Debentures for United States federal income tax purposes. Such tax efficiencies may give rise to an incremental increase in cash flow to Fleet. See "The Offer--Purpose of the Offer."


    - So long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover cash distributions and other payments made on the Trust Securities because (i) the aggregate principal amount of Junior Subordinated Debentures deposited as trust assets in the Trust will be equal to the sum of (a) the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Depositary Shares accepted in the Offer and (b) the amount of proceeds received by the Trust from the issuance of the Common Securities to Fleet, which proceeds will be used by the Trust to purchase an equal principal amount of Junior Subordinated Debentures, (ii) interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities, (iii) the Declaration provides that Fleet, as issuer of the Junior Subordinated Debentures, shall pay for all debts and obligations (other than payments of interest and principal with respect to the Trust Securities) and all costs and expenses of the Trust, and (iv) the Declaration further provides that the Trustees shall not permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust. See "The Trust," "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures" and "Relationship Between the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities Guarantee."


    - The Trust will have no independent operations and will exist for the sole purpose of effecting the Offer and issuing the Trust Securities as described herein and owning and holding the Junior Subordinated Debentures. See "The Trust."

    - If a Declaration Event of Default (as defined herein) occurs and is continuing under the Declaration, then the holders of Preferred Securities would be able to rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debentures against Fleet. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing, and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior

      Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, Fleet will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures. See "Description of the Preferred Securities--Declaration Events of Default."

POTENTIAL RISKS TO EXCHANGING HOLDERS

    - Participation in the Offer will be a taxable event for holders of Depositary Shares. See "Risk Factors and Special Considerations Relating to the Offer--Exchange of Depositary Shares for Preferred Securities is a Taxable Event."


    - The obligations of Fleet under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations of Fleet, which aggregated approximately $4.0 billion at September 30, 1996 (holding company only), and rank pari passu with Fleet's other general unsecured creditors. In addition, because Fleet is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of Fleet's subsidiaries, including depositors. The obligations of Fleet under the Preferred Securities Guarantee and the Preferred Securities are subordinate and junior in right of payment to all other liabilities of Fleet and rank pari passu with the most senior preferred stock issued, from time to time, if any, by Fleet. See "Risk Factors and Special Considerations Relating to the Offer--Ranking of Subordinated Obligations Under the Preferred Securities Guarantee and Junior Subordinated Debentures."


    - If Fleet were to default in its obligation to pay amounts payable on the Junior Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise. In addition, the interest payment period on the Junior Subordinated Debentures may be extended from time to time under certain circumstances by Fleet, in its sole discretion, for up to 20 consecutive quarters, such period not to extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Risk Factors and Special Considerations Relating to the Offer--Ranking of Subordinated Obligations Under the Preferred Securities Guarantee and Junior Subordinated Debentures" and "--Option to Extend Interest Payment Period."

    - Should Fleet not make interest or other payments on the Junior Subordinated Debentures for any reason, including as a result of Fleet's election to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period thereon, the Trust will not make distributions or other payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Fleet has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. See "Risk Factors and Special Considerations Relating to the Offer--Rights Under the Preferred Securities Guarantee."


    - If Fleet elects to defer payments of interest on the Junior Subordinated Debentures by extending the interest period thereon, distributions on the Preferred Securities would also be deferred but the Trust would continue to accrue income (as original issue discount ("OID")) in respect of the Junior Subordinated Debentures which would be taxable to beneficial owners of Preferred Securities. As a result, beneficial owners of Preferred Securities during an Extension Period would include their pro rata share of such deferred interest in gross income in advance of the receipt of cash. See "Risk

      Factors and Special Considerations Relating to the Offer--Option to Extend Interest Payment Period."

    - Holders of Preferred Securities will have limited voting rights and will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees of the Trust, which rights are vested exclusively in the Common Securities. See "Risk Factors and Special Considerations Relating to the Offer--Limited Voting Rights" and "Description of the Preferred Securities-- Voting Rights." Holders of Depositary Shares also have limited voting rights. However, with certain exceptions, in the event that dividends on any or all series of Fleet's preferred stock, including the Preferred Stock, are in arrears and unpaid for six quarterly dividend periods, whether or not consecutive, the Board of Directors of Fleet (the "Fleet Board") is required to be increased by two directors and the holders of Preferred Stock, together with the holders of all other series of preferred stock then entitled to vote thereon, would be entitled to elect two directors of the expanded Fleet Board. See "Description of the Preferred Stock and Depositary Shares--Preferred Stock--Voting Rights."


    - The Depositary Shares and the underlying Preferred Stock are redeemable at
      the option of Fleet on or after            , 2002, in whole or in part.
      The Junior Subordinated Debentures, and as a result, the Preferred Securities, are redeemable by Fleet, in whole or in part, from time to
      time, on or after            , 2002, or, in whole but not in part, prior
      to            , 2002, upon the occurrence of a Special Event. See "Risk
      Factors and Special Considerations Relating to the Offer--Proposed Tax Legislation". Fleet also will have the right at any time to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than
                 , 2002. The exercise of such right is subject to the prior approval of the Federal Reserve Board, if such approval is then required under applicable law, rules, guidelines or policies.



          Fleet also will have the right to extend the maturity of the Junior
      Subordinated Debentures to a date no later than               , 2046, so
      long as at the time such election is made and at the time such extension commences (i) Fleet is not in bankruptcy, otherwise insolvent or in liquidation, (ii) Fleet is not in default in the payment of any interest or principal on the Junior Subordinated Debentures, (iii) the Trust is not in arrears on payments of distributions on the Preferred Securities and no deferred distributions on the Preferred Securities are accumulated and
      (iv) the Junior Subordinated Debentures, or, if the Preferred Securities are rated, the Preferred Securities, are rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization. In the event that Fleet elects to shorten or extend the maturity date of the Junior Subordinated Debentures, it shall give notice to the Debt Trustee, and the Debt Trustee shall give notice of such shortening or extension to the holders of the Junior Subordinated Debentures no more than 90 and no less than 30 days prior to the effectiveness thereof.


    - Unlike dividends paid on Depositary Shares, distributions made on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

    - While application will be made to list the Preferred Securities on the NYSE, the Preferred Securities is a new issue of securities with no established trading market. In addition, liquidity of the Preferred Securities will be affected by the number of Depositary Shares exchanged in the Offer. See "Risk Factors and Special Considerations Relating to the Offer--Lack of Established Trading Market for Preferred Securities" and "--Reduced Trading Market for Depositary Shares."

    - Fleet will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures held by the Trust to be distributed to the holders of Trust Securities. While Fleet will use its best efforts in such a situation to have the Junior Subordinated Debentures listed on the NYSE, there is no guarantee that such listing will take place or that a market will exist for the

      Junior Subordinated Debentures. See "Risk Factors and Special Considerations Relating to the Offer--Redemption or Distribution of the Junior Subordinated Debentures."

POTENTIAL RISKS TO NON-EXCHANGING HOLDERS

    - The liquidity and trading market for untendered Depositary Shares could be adversely affected to the extent Depositary Shares are tendered and accepted in the Offer. In addition, following the Expiration Date, and in accordance with and subject to applicable law, Fleet may from time to time acquire Depositary Shares in the open market, by tender offer, subsequent exchange offer or otherwise. Fleet's decision to make such acquisitions is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, Fleet cannot predict whether and to what extent it will acquire any additional Depositary Shares and the consideration to be paid therefor. See "Risk Factors and Special Considerations Relating to the Offer--Reduced Trading Market for Depositary Shares."

    - The Junior Subordinated Debentures and the Preferred Securities Guarantee will rank senior in right of payment to the untendered Depositary Shares. See "Risk Factors and Special Considerations Relating to the Offer--Ranking of Subordinated Obligations Under the Preferred Securities Guarantee and Junior Subordinated Debentures."

                                   THE OFFER


REASON AND PURPOSE OF THE OFFER



    On October 21, 1996, the Federal Reserve Board issued a press release (the "Federal Reserve Press Release") announcing that it had approved the use of certain cumulative preferred stock instruments, such as the Preferred Securities, as "Tier 1 capital" for purposes of the Federal Reserve Board's capital guidelines for bank holding companies ("Tier 1 capital"). Fleet intends to treat the Preferred Securities as Tier 1 capital. Moreover, under current United States federal tax law, the interest payable on the Junior Subordinated Debentures, unlike the dividends payable on the Depositary Shares, is deductible.


TERMS OF THE OFFER

    Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust hereby offers to exchange Preferred Securities for any and all of the Depositary Shares not owned by Fleet. Exchanges will be made on the basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange in the Offer. See "The Offer--Terms of the Offer."

EXPIRATION DATE; WITHDRAWALS


    Upon the terms and conditions of the Offer, the Trust will accept for exchange any and all Depositary Shares validly tendered and not withdrawn prior
to 12:00 Midnight, New York City time, on            , 1997, or if the Offer is
extended by the Trust, in its sole discretion, the latest date and time to which the Offer has been extended (the "Expiration Date"). Tenders of Depositary Shares pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days (as defined herein) after the date of this Prospectus. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) or Chicago, Illinois are permitted or required by any applicable law to close. See "The Offer--Expiration Date; Extensions; Amendments; Termination" and "--Withdrawal of Tenders." Tenders must be made to the Exchange Agent in order to be valid.


CONDITIONS TO THE OFFER; EXTENSIONS; AMENDMENTS; TERMINATION

    Consummation of the Offer is conditioned on, among other things, tenders by a sufficient number of holders of Depositary Shares to meet the Minimum Distribution Condition, which condition may not be waived. See "The Offer--Conditions to the Offer" and "--Expiration Date; Extensions; Amendments; Termination."

    The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Depositary Shares and promptly return the Depositary Shares, upon the failure of any condition specified above or under "The Offer--Conditions to the Offer,"
(ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Depositary Shares tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offer--Withdrawal of Tenders," (iv) amend the terms of the Offer, (v) modify the form of the consideration to be paid pursuant to the Offer, or (vi) not accept for exchange the Depositary Shares at any time on or prior to the Expiration Date, for any reason, including, without limitation, if fewer than 100,000 Depositary Shares would remain outstanding upon acceptance of those tendered (which condition may be waived by the Trust). Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer--Conditions to the Offer" and "--Expiration Date; Extensions; Amendments; Termination."

PROCEDURES FOR TENDERING

    Each Holder of Depositary Shares wishing to participate in the Offer must
(i) properly complete and sign the Letter of Transmittal (or where appropriate, an Agent's Message (as defined herein)) or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to Fleet National Bank, as Exchange Agent, at one of its addresses forth on the back cover page hereof, prior to the Expiration Date and either (a) certificates for the Depositary Shares must be received by the Exchange Agent at such address or (b) such Depositary Shares must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures described herein. See "The Offer--Procedures for Tendering."

    IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS OF DEPOSITARY SHARES MUST SUBMIT THE LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.


    LETTERS OF TRANSMITTAL, DEPOSITARY SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT--NOT TO FLEET, THE TRUST, THE DEALER MANAGERS OR THE INFORMATION AGENT.


SPECIAL PROCEDURE FOR BENEFICIAL OWNERS

    Any beneficial owner whose Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Depositary Shares should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Depositary Shares, either make appropriate arrangements to register ownership of the Depositary Shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Offer--Procedures for Tendering--Special Procedure for Beneficial Owners."

GUARANTEED DELIVERY PROCEDURES

    If a Holder desires to accept the Offer and time will not permit the Letter of Transmittal or Depositary Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Offer--Procedures for Tendering--Guaranteed Delivery."

ACCEPTANCE OF SHARES

    Upon the terms and subject to the conditions of the Offer, including the Minimum Distribution Condition, the Trust will accept for exchange any and all Depositary Shares validly tendered and not withdrawn prior to the Expiration Date. The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares tendered under the Offer and the delivery of the Preferred Securities with respect to the Depositary Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that Fleet and the Trust consummate the Offer or return the Depositary Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate the Offer, at any time prior to the Expiration Date for any of the reasons set forth in "The Offer--Conditions to the Offer" and "--Expiration Date; Extensions; Amendments; Termination."

    If the Trust decides, in its sole discretion, to decrease the number of Depositary Shares sought in the Offer or to increase or decrease the consideration offered to holders of Depositary Shares, and if the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "The Offer--Terms of the Offer" and "--Expiration Date; Extensions; Amendments; Termination," then the Offer will remain open for a minimum of ten Business Days from and including the date of such notice.

    All Depositary Shares not accepted pursuant to the Offer will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.

DELIVERY OF PREFERRED SECURITIES

    Subject to the terms and conditions of the Offer, the delivery of the Preferred Securities to be issued pursuant to the Offer will occur as promptly as practicable following the Expiration Date. See "The Offer--Terms of the Offer" and "--Expiration Date; Extensions; Amendments; Termination."

DESCRIPTION OF PREFERRED SECURITIES AND JUNIOR SUBORDINATED DEBENTURES


    The Preferred Securities evidence preferred undivided beneficial interests in the assets of the Trust and will have terms equivalent to the Common Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Junior Subordinated Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by Fleet to the extent described under "Description of the Preferred Securities Guarantee." The Declaration defines an event of default with respect to the Trust Securities (a "Declaration Event of Default") as the occurrence and continuance of an "event of default" under the Indenture with respect to the Junior Subordinated Debentures (an "Indenture Event of Default").



    Distributions on the Preferred Securities will be fixed at a rate per annum
of    % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears for more than one quarter will bear interest thereon at
the rate of    % per annum, compounded quarterly to the extent permitted by law.
The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Distributions on the Preferred Securities will be cumulative, will accrue from the Accrual
Date of            , 199 , and, except as otherwise described below, will be
payable quarterly in arrears on March 31, June 30, September 30 and December 31
of each year, commencing       , when, as and if available for payment. In
addition, holders of Preferred Securities will be entitled to an additional cash
distribution at the rate of    % per annum of the liquidation amount thereof
from                 through the Expiration Date in lieu of dividends
accumulating and unpaid after                 on their Depositary Shares
accepted for exchange, such additional distribution to be made on to holders of the Preferred Securities on the record date for such distribution.


    The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, including as a result of Fleet's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. Fleet has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior

Subordinated Debentures, which, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on the Junior Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the Stated Maturity of the Junior Subordinated Debentures. In the event that Fleet exercises this right, then (i) Fleet shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of Fleet Common Stock in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet's capital stock for another class or series of Fleet capital stock or (c) the purchase of fractional interests in shares of Fleet's capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (ii) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet that rank pari passu with or junior to the Junior Subordinated Debentures and (iii) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, Fleet may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Fleet may select a new Extension Period, subject to the above requirements. If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period. See "Risk Factors and Special Considerations Relating to the Offer," "--Rights Under the Preferred Securities Guarantee" and "--Option to Extend Interest Payment Period" and "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period." If Fleet elects to defer payments of interest on the Junior Subordinated Debentures by extending the interest period thereon, distributions on the Preferred Securities would also be deferred but the Trust would continue to accrue income (as OID) in respect of the Junior Subordinated Debentures which would be taxable to beneficial owners of Preferred Securities. As a result, beneficial owners of Preferred Securities during an Extension Period would include their pro rata share of such deferred interest in gross income in advance of the receipt of cash. See "Risk Factors and Special Considerations Relating to the Offer-- Option to Extend Interest Payment Period."


    If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debentures, Fleet shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of Fleet's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debentures, Fleet shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date (as defined herein) or
(ii) the date upon which Fleet is required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."


    There will be deposited in the Trust as trust assets Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of (i) the Preferred Securities issued by the Trust in exchange for the Depositary Shares accepted in the Offer and (ii) the amount of proceeds received by the Trust from the sale of the Common Securities to Fleet. Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Institutional Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from Fleet on the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by Fleet on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee." The Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Fleet has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. The Preferred Securities Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures, the Indenture and the Declaration, including its obligation to pay costs, expenses and certain liabilities of the Trust, constitutes a full and unconditional guarantee of amounts due on the Preferred Securities.



    The Junior Subordinated Debentures will mature on          , 2027, which
date may be shortened to a date not earlier than           , 2002 or extended to
a date not later than           , 2046 as provided herein. Moreover, the Junior
Subordinated Debentures are redeemable, in whole or in part, at any time on or
after       , 2002, or in whole but not in part, prior to       , 2002, upon the
occurrence of a Special Event. See "Description of the Junior Subordinated Debentures." Upon the repayment of the Junior Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid or redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "Description of the Junior Subordinated Debentures--Optional Redemption." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "Description of Preferred Securities--Book-Entry; Delivery and Form." Any such distribution or redemption may require prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.



    If, at any time, a Special Event shall occur and be continuing, Fleet shall have the right, upon not less than 30 and no more than 60 days notice, at its option and subject to receipt of prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies, to redeem the Junior Subordinated Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Special Event. Following such redemption, all Trust Securities shall be redeemed by the Trust at 100% of the liquidation amount thereof plus accrued and unpaid distributions through the redemption date.



    A "Special Event" means a Tax Event or a Regulatory Capital Event (each as defined herein), as the case may be.



    A "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Junior Subordinated Debentures, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by Fleet on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by Fleet, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.



    A "Regulatory Capital Event" means that Fleet shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve Board or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, the Preferred Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by Fleet and the treatment thereafter of the Junior Subordinated Debentures as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.



    See "Description of the Preferred Securities--Special Event Redemption or Distribution."



    Fleet will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures held by the Trust to be distributed to the holders of the Trust Securities. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, Fleet will use its best efforts to have the Junior Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities--Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures."



    The Junior Subordinated Debentures will be issued pursuant to an Indenture, dated as of December 11, 1996 (the "Base Indenture"), between Fleet and The First National Bank of Chicago as Trustee (the "Debt Trustee"), as supplemented by a Second Supplemental Indenture (the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"). See "Description of the Junior Subordinated Debentures." The Junior Subordinated Debentures will bear interest
at an annual rate of    %. Interest will be payable quarterly in arrears on
March 31, June 30, September 30 and December 31 of each year, commencing on
                ; provided that, as described above, so long as Fleet shall not be in default in the payment of interest on the Junior Subordinated Debentures, Fleet shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods, provided that an Extension Period may not extend beyond the Stated Maturity of the Junior Subordinated Debentures. Fleet has no current intention of exercising its right to extend an interest payment period. However, should Fleet determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. See "Risk Factors and Special Considerations Relating to the Offer" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."


    The Junior Subordinated Debentures will also accrue interest at the rate of
   % per annum of the principal amount thereof from               through the
Expiration Date, payable on              to holders of the Junior Subordinated
Debentures on the record date for such distribution. No deferral of interest
will be permitted with respect to interest accruing from                 through
the Expiration Date.

    The obligations of Fleet under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations of Fleet and rank pari passu with obligations to or rights of Fleet's other general unsecured creditors. No payment may be made of the principal of, premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) any event of default with respect to any Senior

Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Junior Subordinated Debentures or any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof. As of September 30, 1996, Senior Indebtedness and Other Financial Obligations of Fleet aggregated approximately $4.0 billion (holding company only). In addition, because Fleet is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of Fleet's subsidiaries, including depositors. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantees that limit Fleet's ability to incur additional indebtedness, including indebtedness which ranks senior to the Junior Subordinated Debentures and the Preferred Securities Guarantee. See "Description of the Preferred Securities Guarantee--Status of the Preferred Securities Guarantee" and "Description of the Junior Subordinated Debentures--Subordination."


CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The exchange of Depositary Shares for Preferred Securities pursuant to the Offer will be a taxable event. Gain or loss generally will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the holder's pro rata share of the Junior Subordinated Debentures represented by the Preferred Securities received in the exchange and the exchanging holder's tax basis in the Depositary Shares surrendered. For this purpose, the fair market value of the Junior Subordinated Debentures deemed issued in exchange for Depositary Shares on the Expiration Date will equal the fair market value of the Preferred Securities on that date. See "United States Federal Income Taxation-- Exchange of Depositary Shares for Preferred Securities."

    Unlike dividends paid on Depositary Shares, distributions made on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

    The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

    If the issue price of Preferred Securities received by a holder exceeds the liquidation amount of such Preferred Securities, such excess will be treated as "amortizable bond premium." A holder which receives Preferred Securities with amortizable bond premium may elect to deduct such amortizable bond premium over the life of the Preferred Securities (i.e., 30 years) on an economic accrual basis. Such deduction shall be applied against (and operate to reduce) the amount of interest (or OID) taxable as ordinary income on the Preferred Securities. A holder receiving Preferred Securities with amortizable bond premium should consult its tax advisor with respect to the manner of making such election.

ACCOUNTING FOR EXCHANGE

    The refinancing of the Preferred Stock with the Preferred Securities will decrease Fleet's stockholders' equity and may increase or decrease earnings applicable to common stockholders depending upon the difference between the fair market value of the Preferred Stock represented by the Depositary Shares and the liquidation price of the Preferred Stock at the time of the exchange. The financial statements of the Trust will be consolidated into Fleet's consolidated financial statements, with the Preferred Securities treated as minority interest and shown in Fleet's balance sheet as "Company-Obligated Mandatorily Redeemable Preferred Securities of Fleet Capital Trust I." The financial statement footnotes of Fleet will reflect that the sole asset of the Trust will be the Junior Subordinated Debentures. See "Capitalization" and "Accounting Treatment." Holders of Depositary Shares who do not tender their Depositary Shares in the Offer or whose Depositary Shares are not accepted for exchange will continue to hold such Depositary Shares and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto.


    To the extent that Depositary Shares are tendered and accepted in the Offer, the terms on which untendered Depositary Shares could subsequently be sold could be adversely affected. See "Risk Factors and Special Considerations Relating to the Offer--Reduced Trading Market for Depositary Shares."

EXCHANGE AGENT AND INFORMATION AGENT


    Fleet National Bank has been appointed as Exchange Agent in connection with the Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or a Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to Georgeson & Company Inc. which has been retained by Fleet and the Trusts to act as Information Agent for the Offer. The addresses and telephone numbers of the Exchange Agent and the Information Agent are set forth in "--Exchange Agent and Information Agent" and on the outside back cover of this Prospectus.


DEALER MANAGER


    Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. have been retained as Dealer Managers in connection with the Offer. For information regarding fees payable to the Dealer Managers and Soliciting Dealers (as defined herein), see "The Offer--Dealer Managers; Soliciting Dealers."

         RISK FACTORS AND SPECIAL CONSIDERATIONS RELATING TO THE OFFER

    Prospective exchanging holders of Depositary Shares who plan to participate in the Offer should carefully consider, in addition to the other information set forth elsewhere in this Prospectus, the following:

EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES IS A TAXABLE EVENT


    The exchange of Depositary Shares for Preferred Securities pursuant to the Offer will be a taxable event. Generally, gain or loss will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the holder's pro rata share of the Junior Subordinated Debentures represented by the Preferred Securities received in the exchange and the exchanging holder's tax basis in the Depositary Shares exchanged therefor. See "United States Federal Income Taxation--Exchange of Depositary Shares for Preferred Securities." ALL HOLDERS OF DEPOSITARY SHARES ARE ADVISED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OF DEPOSITARY SHARES AND THE ISSUANCE OF PREFERRED SECURITIES.


    See "Price Range of Depositary Shares."

CORPORATE HOLDERS OF PREFERRED SECURITIES NOT ENTITLED TO DIVIDENDS RECEIVED
  DEDUCTION

    Unlike dividends paid on Depositary Shares, distributions on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE PREFERRED SECURITIES GUARANTEE AND
  JUNIOR SUBORDINATED DEBENTURES


    Fleet's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all liabilities of Fleet and rank pari passu with the most senior preferred stock issued, if any, from time to time by Fleet. The obligations of Fleet under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations of Fleet and rank pari passu with obligations to or rights of Fleet's other general unsecured creditors. No payment may be made of the principal of, premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Junior Subordinated Debentures or any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof. As of September 30, 1996, Senior Indebtedness and Other Financial Obligations of Fleet aggregated approximately $4.0 billion (holding company only). In addition, because Fleet is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of Fleet's subsidiaries, including depositors. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee that limit Fleet's ability to incur additional indebtedness, including indebtedness which ranks senior to the Junior Subordinated Debentures and the Preferred Securities Guarantee. See "Description of the Preferred Securities Guarantee--Status of the Preferred Securities Guarantee" and "Description of the Junior Subordinated Debentures--Subordination" herein.


RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE

    The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as Guarantee Trustee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities.

    The Preferred Securities Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Securities Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may institute a legal proceeding directly against Fleet to enforce such holder's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If Fleet were to default on its obligation to pay amounts payable on the Junior Subordinated Debentures or otherwise, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (i) by the Institutional Trustee of its rights as registered holder of the Junior Subordinated Debentures against Fleet pursuant to the terms of the Junior Subordinated Debentures or
(ii) by such holder of its right against Fleet to enforce payments on the Junior Subordinated Debentures. See "Description of the Preferred Securities Guarantee" and "Description of the Junior Subordinated Debentures." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Declaration Event of Default occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debentures against Fleet. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under such Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing, and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, the right of Fleet, as holder of the Common Securities, will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures. See "Description of the Preferred Securities--Declaration Events of Default."


OPTION TO EXTEND INTEREST PAYMENT PERIOD

    Fleet has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Junior Subordinated Debentures. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but would continue to accrue, despite such deferral, with interest thereon compounded quarterly) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters, but no such Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. During any Extension Period, (i) Fleet shall not declare or pay any dividend on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of the Fleet Common Stock in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) as a result of a reclassification of Fleet's capital stock or the exchange or conversion of one class or series of Fleet's capital stock for another class or series of Fleet capital stock or (c) the purchase of fractional interests in shares of Fleet's capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (ii) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet that rank pari passu with or junior to the Junior Subordinated Debentures and (iii) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, Fleet may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Fleet may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities-- Distributions" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."


    Should Fleet exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will be required to accrue income (as OID) in respect of the deferred stated interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income relating to such deferred interest for United States federal income tax purposes in advance of the receipt of cash and will not receive from the Trust the cash related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Fleet has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should Fleet determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of Fleet's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Junior Subordinated Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation--Sales of Preferred Securities."

PROPOSED TAX LEGISLATION


    On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995 (the "Proposed Legislation") if such debt obligations have a maximum term in excess of forty years or a maximum term in excess of twenty years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the view expressed in the Joint Statement (the "Democrat Letters"). If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of Fleet to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Preferred Securities would receive cash in redemption of their Preferred Securities. See "Description of the Preferred Securities--Special Event Redemption."


REDEMPTION OR DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES


    Fleet will have the right at any time to terminate the Trust and, after satisfaction of claims of creditors as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. In certain circumstances, Fleet shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed by Fleet. Any such distribution or redemption may require prior approval of the Federal Reserve Board if then required under applicable law, rules, guidelines or policies. See "Description of the Preferred Securities--Special Event Redemption."


    Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Preferred Securities. Moreover, upon the occurrence of a Tax Event, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."


    There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities or the Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures, prospective exchanging holders are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the Preferred Securities--Special Event Redemption" and "Description of the Junior Subordinated Debentures--General."

SHORTENING OR EXTENDING THE STATED MATURITY OF THE JUNIOR SUBORDINATED
  DEBENTURES


    Fleet will have the right at any time to shorten the maturity of the Junior
Subordinated Debentures to a date not earlier than           , 2002. The
exercise of such right may require the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.



    Fleet will also have the right to extend the maturity of the Junior
Subordinated Debentures to a date no later than           , 2046, so long as at
the time such election is made and at the time such extension commences (i) Fleet is not in bankruptcy, otherwise insolvent or in liquidation, (ii) Fleet is not in default in the payment of any interest or principal on the Junior Subordinated Debentures, (iii) the Trust is not in arrears on payments of distributions on the Preferred Securities and no deferred distributions on the Preferred Securities are accumulated and (iv) the Junior Subordinated Debentures, or, if the Preferred Securities are rated, the Preferred Securities, are rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization.


LIMITED VOTING RIGHTS

    Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities-- Voting Rights."

    Holders of Depositary Shares also have limited voting rights. However, in the event that dividends on any series of preferred stock, including the Preferred Stock, are in arrears and unpaid for six quarterly dividend periods, whether or not consecutive, the Fleet Board is required to be increased by two directors and the holders of Preferred Stock, together with the holders of all other series of preferred stock then entitled to vote thereon, would be entitled to elect two directors of the expanded Fleet Board with certain exceptions. See "Description of the Preferred Stock and Depositary Shares--Preferred Stock--Voting Rights."

TRADING PRICE

    The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation--Interest Income and Original Issue Discount" and "--Sales of Preferred Securities."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

    The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving Fleet that may adversely affect such holders. See "Description of the Junior Subordinated Debentures--General."

LACK OF ESTABLISHED TRADING MARKET FOR PREFERRED SECURITIES

    The Preferred Securities constitute a new issue of securities of the Trust with no established trading market. While application will be made to list the Preferred Securities on the NYSE, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Manager has indicated to Fleet and the Trust that it intends to make a market in the Preferred Securities following the Expiration Date, as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the Minimum Distribution Condition which condition may not be waived by Fleet or the Trust. See "Listing and Trading of Preferred Securities and Depositary Shares."

REDUCED TRADING MARKET FOR DEPOSITARY SHARES

    To the extent Depositary Shares are tendered and accepted in the Offer, the liquidity and trading market for the Depositary Shares to be outstanding following the Offer, and the terms upon which such Depositary Shares could be sold, could be adversely affected. In addition, if the Offer is substantially subscribed, there would be a significant risk that round lot holdings of the Depositary Shares outstanding following the Offer would be limited. Further, following the Expiration Date, and in accordance with and subject to applicable law, Fleet may from time to time acquire Depositary Shares in the open market, by tender offer, subsequent exchange offer or otherwise. Fleet's decision to make such acquisitions is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, Fleet cannot predict whether and to what extent it will acquire any additional Depositary Shares and the consideration to be paid therefor. See "Listing and Trading of Preferred Securities and Depositary Shares."

    Under the rules of the NYSE, preferred securities such as the Depositary Shares are subject to delisting if (i) the aggregate value of publicly-held shares is less than $2 million and (ii) the number of publicly-held shares is less than 100,000. There can be no assurance that the Depository Shares will continue to meet the NYSE listing standards following the Offer.

            COMPARISON OF PREFERRED SECURITIES AND DEPOSITARY SHARES

    The following is a brief summary of certain terms of the Preferred Securities and the Depositary Shares. For a more complete description of the Preferred Securities, see "Description of the Preferred Securities." For a description of the Junior Subordinated Debentures which will be deposited in the Trust as trust assets and will represent the sole source for the payment of distributions and other payments on the Preferred Securities, see "Description of the Junior Subordinated Debentures." For a description of the Depositary Shares, see "Description of the Preferred Stock and Depositary Shares."

                       PREFERRED SECURITIES                          DEPOSITARY SHARES/PREFERRED STOCK
                       --------------------------------------------  --------------------------------------------
Issuer...............  The Trust. Payment of distributions and on    Fleet.
                       liquidation or redemption is guaranteed on a
                       subordinated basis, as and to the extent
                       described herein, by Fleet.

Distribution/
Dividend Rate........  % per annum distribution, payable quarterly   7.25% per annum dividend payable on the
                       in arrears on March 31, June 30, September    Preferred Stock on January 15, April 15,
                       30 and December 31 of each year, commencing   July 15 and October 15 of each year, in each
                                        , from and including the     case out of funds legally available
                       Accrual Date, but only if and to the extent   therefor, when, as and if declared by the
                       that interest payments are made in respect    Fleet Board. Dividends are cumulative.
                       of the Junior Subordinated Debentures held    Dividends accrue whether or not Fleet has
                       by the Trust.                                 earnings, whether or not there are funds
                                                                     legally available for the payment of such
                                                                     dividends and whether or not such dividends
                                                                     are declared. Fleet has made each quarterly
                                                                     dividend payment with respect to the
                                                                     Depositary Shares on the scheduled dividend
                                                                     payment date.

Interest Accrual.....  During any Extension Period on the Junior     Accrued but unpaid dividends do not bear
                       Subordinated Debentures, distribution         interest.
                       payments on the Preferred Securities will
                       not be made but would continue to accrue,
                       and, in the case of distributions in
                       arrears, would bear interest at the rate of
                           % per annum, compounded quarterly to the
                       extent permitted by applicable law.

Maturity/ Mandatory
and
Optional
Redemption...........  The Preferred Securities will be redeemed     No maturity or mandatory redemption. The
                       upon the maturity or earlier redemption of    Depositary Shares are redeemable at the
                       the Junior Subordinated Debentures, at a      option of Fleet on and after April 15, 2001,
                       redemption price equal to $25 per Preferred   in whole or in part, at a redemption price
                       Security to be redeemed, plus any accrued     equivalent to $25 per Depositary Share to be
                       and                                           redeemed, plus

                       PREFERRED SECURITIES                          DEPOSITARY SHARES/PREFERRED STOCK
                       --------------------------------------------  --------------------------------------------
                       unpaid distributions to the redemption date,  accrued and unpaid dividends thereon to the
                       including distributions accrued as a result   date fixed for redemption. Holders of
                       of Fleet's election to defer payments of      Depositary Shares have no right to require
                       interest on the Junior Subordinated           Fleet to redeem the Depositary Shares.
                       Debentures. The Junior Subordinated
                       Debentures are redeemable by Fleet, in whole
                       or in part, from time to time on or after
                                  , 2002, or, in whole but not in
                       part, prior to             , 2002, upon the
                       occurrence of a Special Event, in each case
                       at a redemption price equal to $25 per
                       Junior Subordinated Debenture to be
                       redeemed, plus accrued and unpaid interest
                       thereon to the redemption date. In the event
                       that the Junior Subordinated Debentures are
                       redeemed or upon the repayment of the Junior
                       Subordinated Debentures, upon maturity, upon
                       redemption or otherwise, the proceeds
                       thereof will be promptly applied to redeem
                       the Preferred Securities and the Common
                       Securities. The Junior Subordinated
                       Debentures mature on            , 2027,
                       which date may be shortened or extended as
                       provided herein, in each case subject to
                       certain conditions. See "Description of the
                       Preferred Securities--Mandatory Redemption"
                       and "--Tax Event Redemption." Holders of
                       Preferred Securities have no right to
                       require Fleet to redeem the Preferred
                       Securities at the option of the holders.

Subordination........  Subordinated to claims of creditors of the    Subordinated to claims of creditors of Fleet
                       Trust, if any. The Preferred Securities and   including the Junior Subordinated
                       the Common Securities will have equivalent    Debentures, PARI PASSU with Fleet's other
                       terms; provided that (i) if a Declaration     preferred stock and senior to all other
                       Event of Default occurs and is continuing,    shares of capital stock of Fleet.
                       the holders of the Preferred Securities will
                       have a priority over holders of the Common
                       Securities with respect to payments in
                       respect of distributions and payments upon
                       liquidation, redemption or otherwise and
                       (ii) holders of Common Securities have

                       PREFERRED SECURITIES                          DEPOSITARY SHARES/PREFERRED STOCK
                       --------------------------------------------  --------------------------------------------
                       the exclusive right (subject to the terms of
                       the Declaration) to appoint, remove or
                       replace Trustees and to increase or decrease
                       the number of Trustees.

                       The Trust is not permitted to issue any
                       securities other than the Trust Securities or to incur any indebtedness. Fleet will pay all fees and expenses related to the Trust and the offering of the Trust Securities.

                       The Junior Subordinated Debentures will rank subordinate and junior to all present and future Senior Indebtedness and Other
                       Financial Obligations of Fleet, pari passu with Fleet's other general unsecured creditors and senior to all capital stock now or hereafter issued by Fleet and to any guarantee now or hereafter entered into by Fleet in respect of any of its capital stock.

                       As of September 30, 1996, Fleet had Senior
                       Indebtedness and Other Financial Obligations of approximately $4.0 billion. (holding company only). In addition, because Fleet is a holding company, the Junior Subordinated
                       Debentures are effectively subordinated to all existing and future liabilities of Fleet's subsidiaries, including depositors.

Listing..............  Application will be made to list the          The Depositary Shares are listed on the NYSE
                       Preferred Securities on the NYSE under the    under the symbol "FLT F."
                       symbol "  ". In order to satisfy the NYSE
                       listing requirements, acceptance of
                       Depositary Shares validly tendered in the
                       Offer is subject to the Minimum Distribution
                       Condition, which condition may not be
                       waived.

Dividends Received
Deduction............  Distributions on the Preferred Securities     Dividends are eligible for the dividends
                       are not eligible for the dividends received   received deduction for corporate holders.
                       deduction for corporate holders.

Voting Rights/
Enforcement..........  Holders of Preferred Securities have no       If dividends shall be in arrears for six
                       voting rights other than as provided under    quarterly dividend periods, whether or not
                       the Business Trust Act or the                 consecutive, the Fleet Board shall

                       PREFERRED SECURITIES                          DEPOSITARY SHARES/PREFERRED STOCK
                       --------------------------------------------  --------------------------------------------
                       Trust Indenture Act, except in the limited    be increased by two directors and holders
                       circumstances discussed below. The            have the right (together with other classes
                       Institutional Trustee has the power to        or series of preferred stock ranking on a
                       exercise all rights under the Indenture with  parity with the Preferred Stock either as to
                       respect to the Junior Subordinated            dividends or on the distribution of assets
                       Debentures and is also authorized to enforce  upon liquidation with similar rights) to the Preferred Securities Guarantee on behalf  elect two directors.
                       of holders of the Preferred Securities. If
                       the Trust's failure to make distributions is
                       a consequence of Fleet's exercise of its
                       right to extend the interest payment period
                       for the Junior Subordinated Debentures as
                       described under "Description of the
                       Preferred Securities--Distributions," the
                       Institutional Trustee will have no right to
                       enforce the payment of distributions until a
                       Declaration Event of Default shall have
                       occurred. Until such Declaration Events of
                       Default with respect to the Preferred
                       Securities have been cured, waived or
                       otherwise eliminated, the Institutional
                       Trustee will be deemed to be acting solely
                       on behalf of the holders of the Preferred
                       Securities and only the holders of the
                       Preferred Securities will have the right to
                       direct the Institutional Trustee with
                       respect to certain matters under the
                       Declaration, and therefore the Indenture. If
                       the Institutional Trustee fails to enforce
                       its rights under the Junior Subordinated
                       Debentures after a holder of Preferred
                       Securities has made a written request, such
                       holder of record of Preferred Securities may
                       institute a legal proceeding against Fleet
                       to enforce the Institutional Trustee's
                       rights under the Junior Subordinated
                       Debentures without first instituting any
                       legal proceeding against the Institutional
                       Trustee or any other person or entity.
                       Notwithstanding the foregoing, if a
                       Declaration Event of Default has occurred
                       and is continuing and such event is
                       attributable to the failure of Fleet to pay
                       interest or principal on the Junior
                       Subordinated Debentures on the date such
                       interest

                       PREFERRED SECURITIES                          DEPOSITARY SHARES/PREFERRED STOCK
                       --------------------------------------------  --------------------------------------------
                       or principal is otherwise payable (or in the
                       case of redemption, the redemption date),
                       then a holder of Preferred Securities may
                       institute a Direct Action for enforcement of
                       payment to such holder directly of the
                       principal of, or interest on, Junior
                       Subordinated Debentures having a principal
                       amount equal to the aggregate liquidation
                       amount of the Preferred Securities of such
                       holder on or after the respective due date
                       specified in the Junior Subordinated
                       Debentures. See "Description of the
                       Preferred Securities," "Description of the
                       Junior Subordinated Debentures" and
                       "Description of the Preferred Securities
                       Guarantee."

                          FLEET FINANCIAL GROUP, INC.

GENERAL


    Fleet is a diversified financial services company organized under the laws of the State of Rhode Island. Fleet was the 11th largest bank holding company in the United States as of September 30, 1996, in terms of total assets, with total assets of $87.2 billion, total deposits of $67.6 billion and stockholders' equity of $7.3 billion.


    Fleet is engaged in a general commercial banking and trust business throughout the states of Connecticut, Massachusetts, New Jersey, New York, Rhode Island, Maine, New Hampshire and Florida through its six banking subsidiaries, and also provides, through its nonbanking subsidiaries and its credit card banking subsidiary, a variety of financial services, including mortgage banking, asset-based lending, consumer finance, real estate financing, securities brokerage services, investment banking, investment advice and management, data processing and student loan servicing.

    The principal office of Fleet is located at One Federal Street, Boston, Massachusetts 02110, telephone number (617) 292-2000.

HOLDING COMPANY

    Fleet is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of Fleet, including the holders of the securities offered hereby, to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of Fleet as a creditor may be recognized.

    There are various statutory and regulatory limitations on the extent to which banking subsidiaries of Fleet can finance or otherwise transfer funds to Fleet or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to Fleet or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Fleet and all such nonbanking subsidiaries, to an aggregate of 20% of each such bank's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions with safe and sound banking practices.


    In addition, there are regulatory limitations on the payment of dividends directly or indirectly to Fleet from its banking subsidiaries. Under applicable banking statutes, at September 30, 1996, Fleet's banking subsidiaries could have declared additional dividends of approximately $399 million. Federal and state regulatory agencies also have the authority to limit further Fleet's banking subsidiaries' payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.


    Under the policy of the Federal Reserve Board, Fleet is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where it might not do so absent such policy. In addition, any subordinated loans by Fleet to any of the subsidiary banks would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary bank. Further, the Crime Control Act of 1990 amended the federal bankruptcy laws to provide that in the event of the bankruptcy of Fleet, any commitment by Fleet to its regulators to maintain the capital of a banking subsidiary would be assumed by the bankruptcy trustee and entitled to a priority of payment.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                          FLEET FINANCIAL GROUP, INC.


    The following unaudited consolidated summary sets forth selected financial data for Fleet and its subsidiaries for the nine months ended September 30, 1996 and 1995 and for each of the years in the five-year period ending December 31, 1995. The following summary should be read in conjunction with the financial information incorporated herein by reference to other documents. See "Incorporation of Certain Documents by Reference". The summary for the nine months ended September 30, 1996 and 1995 is based on unaudited financial statements which include all adjustments that, in the opinion of management of Fleet, are necessary for a fair presentation of the results of the respective interim periods. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results expected for 1996 or any other interim period. All per share information shown below has been adjusted to reflect stock splits and stock dividends as applicable.


                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,
                                ------------------------
                                   1996         1995
                                -----------  -----------

                                             (DOLLARS IN
                                              MILLIONS,
                                             EXCEPT PER
                                             SHARE DATA)
Consolidated Summary of
Operations:
  Interest income (fully
    taxable equivalent).......       $4,379       $4,562
  Interest expense............        1,850        2,244
  Net interest income.........        2,529        2,318
  Provision for credit
    losses....................          148           75
  Net interest income after
    provision for credit
    losses....................        2,381        2,243
  Noninterest income..........        1,624        1,329
  Noninterest expense.........        2,556        2,311
  Net income (loss)...........          836          748
Earnings (loss) per common
share:
  Fully diluted...............        $2.91        $2.69
  Weighted average fully
    diluted shares
    outstanding...............  269,259,878  267,644,122
  Book value per common
    share.....................       $23.90       $24.47
  Cash dividends declared per
    common share..............         1.29         1.20
  Common dividends declared as
    a percentage of earnings
    per share.................         44.4%        44.6%
Ratio of Earnings to Fixed
Charges:
  Excluding interest on
    deposits..................         3.41x        2.21x
  Including interest on
    deposits..................         1.75         1.54
Ratio of Earnings to Fixed
Charges and Dividends on
Preferred Stock:
  Excluding interest on
    deposits..................         3.10         2.16
  Including interest on
    deposits..................         1.72         1.53
  Consolidated Balance Sheet--
    Average Balances:
  Total Assets................      $82,220      $82,425
  Securities held to
    maturity(c)...............          980        8,504
  Securities available for
    sale(c)...................       10,836       12,476
  Loans and leases, net of
    unearned income...........       55,004       50,563
  Interest-bearing deposits...       46,489       42,930
  Short-term borrowings.......        6,497       14,355
  Long-term debt/subordinated
    notes and debentures......        5,669        6,365
  Dual Convertible Preferred
    Stock.....................           --           --
  Stockholders' Equity........        6,905        6,468
Consolidated Ratios:
  Net interest margin (fully
    taxable equivalent).......         4.75%        4.18%
  Return (loss) on average
    assets....................         1.36         1.21
  Return (loss) on average
    common stockholders'
    equity....................        17.34(d)       16.65(d)
  Average stockholders' equity
    to average assets.........         8.40         7.85
  Tier 1 risk-based capital
    ratio.....................         7.13         8.36
  Total risk-based capital
    ratio.....................        10.91        12.20


                                                            YEAR ENDED DECEMBER 31,
                                -------------------------------------------------------------------------------
                                   1995                 1994                 1993         1992         1991
                                -----------        --------------         -----------  -----------  -----------
                                                                          (DOLLARS IN
                                                                           MILLIONS,
                                                                          EXCEPT PER
                                                                          SHARE DATA)

Consolidated Summary of
Operations:
  Interest income (fully
    taxable equivalent).......       $6,069                $5,260              $5,086       $5,318       $5,425
  Interest expense............        3,005                 2,161               1,917        2,337        3,142
  Net interest income.........        3,064                 3,099               3,169        2,981        2,283
  Provision for credit
    losses....................          101                    65                 327          728          995
  Net interest income after
    provision for credit
    losses....................        2,963                 3,034               2,842        2,253        1,288
  Noninterest income..........        1,850                 1,555               1,883        1,897        1,627
  Noninterest expense.........        3,735                 3,145               3,579        3,479        2,864
  Net income (loss)...........          610(a)                849                 817(b)         366(b)         (76)
Earnings (loss) per common
share:
  Fully diluted...............        $1.57(a)              $3.09               $3.03(b)       $1.40(b)      $(0.44)
  Weighted average fully
    diluted shares
    outstanding...............  265,886,363           264,828,469         257,373,073  237,116,784  204,024,214
  Book value per common
    share.....................       $22.71                $20.68              $21.76       $17.65       $16.81
  Cash dividends declared per
    common share..............         1.63                  1.40               1.025        0.825         0.80
  Common dividends declared as
    a percentage of earnings
    per share.................        103.8%                 45.3%               33.8%        58.9%        --(g)
Ratio of Earnings to Fixed
Charges:
  Excluding interest on
    deposits..................         1.78x                 2.33x               2.36x        1.90x        --(e)
  Including interest on
    deposits..................         1.34                  1.62                1.56         1.26         --(e)
Ratio of Earnings to Fixed
Charges and Dividends on
Preferred Stock:
  Excluding interest on
    deposits..................         1.74                  2.27                2.27         1.82         --(f)
  Including interest on
    deposits..................         1.33                  1.61                1.54         1.25         --(f)
  Consolidated Balance Sheet--
    Average Balances:
  Total Assets................      $82,727               $79,561             $75,286      $71,633      $65,099
  Securities held to
    maturity(c)...............        7,736                 8,787               7,735        4,300       12,358
  Securities available for
    sale(c)...................       12,779                16,923              14,140       14,061        1,597
  Loans and leases, net of
    unearned income...........       51,043                44,102              43,283       43,029       40,986
  Interest-bearing deposits...       43,120                40,113              39,766       42,031       40,867
  Short-term borrowings.......       14,046                15,355              12,807        8,848        6,520
  Long-term debt/subordinated
    notes and debentures......        6,581                 5,383               5,039        4,116        3,947
  Dual Convertible Preferred
    Stock.....................           --                    --                  --          283          134
  Stockholders' Equity........        6,545                 5,782               5,311        4,118        3,596
Consolidated Ratios:
  Net interest margin (fully
    taxable equivalent).......         4.12%                 4.30%               4.63%        4.57%        3.85%
  Return (loss) on average
    assets....................         0.74(a)               1.07                1.09(b)        0.51(b)       (0.12)
  Return (loss) on average
    common stockholders'
    equity....................         9.32(a)(d)           15.66(d)            17.11(b)        9.12(b)       (2.73)
  Average stockholders' equity
    to average assets.........         7.91                  7.27                7.05         6.14         5.52
  Tier 1 risk-based capital
    ratio.....................         7.62                  9.14               10.44         9.89         7.38
  Total risk-based capital
    ratio.....................        11.29                 12.92               14.89        14.61        11.27

                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,
                                ------------------------
                                   1996         1995
                                -----------  -----------
                                             (DOLLARS IN
                                              MILLIONS,
                                             EXCEPT PER
                                             SHARE DATA)
  Period-end reserve for
    credit losses to
    period-end loans and
    leases, net of unearned
    income....................         2.58%        2.76%
  Net charge-offs to average
    loans and leases, net of
    unearned income...........         0.60         0.55
  Period-end nonperforming
    assets to period-end loans
    and leases, net of
    unearned income, and other
    real estate owned                  1.26(h)        1.47


                                                            YEAR ENDED DECEMBER 31,
                                -------------------------------------------------------------------------------
                                   1995                 1994                 1993         1992         1991
                                -----------        --------------         -----------  -----------  -----------
                                                                          (DOLLARS IN
                                                                           MILLIONS,
                                                                          EXCEPT PER
                                                                          SHARE DATA)

  Period-end reserve for
    credit losses to
    period-end loans and
    leases, net of unearned
    income....................         2.56%                 3.25%               3.82%        4.43%        4.73%
  Net charge-offs to average
    loans and leases, net of
    unearned income...........         0.59                  0.54                1.35         2.15         2.02
  Period-end nonperforming
    assets to period-end loans
    and leases, net of
    unearned income, and other
    real estate owned                  0.97(h)               1.65                2.35         4.53         7.05


------------------------
(a) Includes impact of the loss on assets held for sale or accelerated disposition ($175 million pretax) and merger-related charges ($490 million pretax) recorded in 1995. Excluding these special charges, return on average common stockholders' equity and return on average assets would have been 16.29% and 1.26%, respectively, while net income and earnings per share would have been $1,039 million and $3.77, respectively.
(b) Includes impact of cumulative effect of change in accounting method of $53 million in 1993 and extraordinary credit of $18 million in 1992.
(c) For a discussion of Fleet's reclassification in 1992 of its "securities held to maturity" to "securities held for sale", see Fleet's Current Report on Form 8-K dated October 21, 1992. Effective January 1, 1994, Fleet adopted FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The standard requires that securities available for sale be reported at fair value, with unrealized gains or losses reflected as a separate component of stockholders' equity. In connection with the adoption of FASB Statement No. 115, Fleet transferred securities netting to $345 million from the held to maturity portfolio to the available for sale portfolio. During the fourth quarter of 1995, Fleet reclassified substantially all of its securities held to maturity to securities available for sale as the FASB permitted a one-time opportunity for institutions to reassess the appropriateness of the designations of all securities.

(d) Fleet's return on average common stockholders' equity includes the average unrealized gains and losses on securities available for sale. Excluding the impact of FASB Statement No. 115, Fleet's return on average common stockholders' equity would have been 17.29%, 16.46%, 9.25% and 15.35%, respectively, for the nine months ended September 30, 1996 and 1995 and the years ended December 31, 1995 and 1994.

(e) Fixed charges exceeded earnings by $16 million for both the ratio excluding and including interest on deposits.
(f) The sum of fixed charges and dividends exceeded earnings by $16 million for both the ratio excluding and including interest on deposits.
(g) For the year ended December 31, 1991, Fleet reported a $76 million net loss and therefore the ratio is not applicable.

(h) Excludes $287 million and $317 million of nonperforming assets reclassified to held for sale or accelerated disposition at September 30, 1996 and December 31, 1995, respectively. Including the $287 million and $317 million, the ratios would have been 1.74% and 1.58% at September 30, 1996 and December 31, 1995, respectively.

                              RECENT DEVELOPMENTS
THIRD QUARTER RESULTS
    Fleet reported net income of $295 million for the third quarter of 1996, or $1.02 per common share, an increase of 10%, compared to $268 million, or $0.96 per common share, earned in the third quarter of 1995. Return on average assets and return on average common equity for the third quarter of 1996 were 1.35% and 17.83%, respectively, as compared to 1.27% and 16.86%, respectively, for the third quarter of 1995. Earnings for the first nine months of 1996 were $836 million, or $2.91 per common share, an increase of 12%, compared to $748 million, or $2.69 per common share, for the first nine months of 1995.

    Net interest income totaled $934 million during the third quarter of 1996, an increase of $70 million from the second quarter of 1996 and $162 million from the third quarter of 1995. The increase in net interest income is primarily attributable to the inclusion of the NatWest franchise as a result of the acquisition of National Westminster Bancorp, Inc. ("NatWest") in May 1996 (the "NatWest Acquisition"), as well as an increase of 25 basis points in net interest margin to 5.01%, as compared to 4.76% for the second quarter of 1996, reflecting the NatWest Acquisition, which added higher yielding loans and lower cost core deposits.

    The provision for credit losses in the third quarter of 1996 was $65 million, compared to $48 million in the second quarter of 1996 and $27 million for the third quarter of 1995. The increase in the provision is primarily attributable to an increase in charge-offs as a result of the additional loans from NatWest, coupled with increased charge-offs in the credit card portfolio. Net charge-offs for the third quarter of 1996 were $110 million, compared to $71 million for the third quarter of 1995. Nonperforming assets increased by $14 million in the third quarter of 1996 to $759 million from $745 million in the second quarter of 1996. The reserve for loan losses was $1.5 billion, $1.6 billion and $1.4 billion at September 30, 1996, June 30, 1996 and September 30, 1995, respectively. The reserve for loan losses represented 2.6%, 2.7% and 2.8% of loans at September 30, 1996, June 30, 1996 and September 30, 1995, respectively.
    Noninterest income in the third quarter of 1996 totaled $555 million, an increase of $107 million, or 24%, over the third quarter of 1995. This increase in noninterest income is primarily attributable to a $76 million contribution from NatWest and a 7% revenue increase in Fleet's business lines. Revenues during the third quarter of 1996 at Fleet Private Equity, Fleet's venture capital business, increased $28 million to $41 million as compared to the same period of the prior year due to increasing values in equity capital investments managed. Investment management revenue increased by $13 million, or 16%, from the third quarter of 1995 to the third quarter of 1996 due to growth in the levels of managed assets fueled by the strong equity market. Student loan servicing revenue during the third quarter of 1996 increased $6 million, or 37%, compared to the prior year, due to an increase in the volume of loans serviced as a result of the extension of Fleet's direct loan servicing contracts with the federal government.
    Noninterest expense in the third quarter of 1996 totaled $911 million, including $189 million related to the NatWest Acquisiton, compared to $747 million during the third quarter of 1995. Excluding the incremental impact of the NatWest Acquisition, noninterest expense declined $39 million from the second quarter of 1996, a reduction of $160 million on an annualized basis. This decrease was primarily the result of cost savings associated with the acquisition of Shawmut National Corporation in November 1995.
    Total assets at September 30, 1996 were $87.2 billion, substantially equivalent to the $87.7 billion at September 30, 1995. Total loans increased 7% on an annualized basis, to $60.1 billion at September 30, 1996, as a result of growth in the commercial, real estate and credit card portfolios during the quarter. Stockholder's equity amounted to $7.27 billion at September 30, 1996, an increase of $141 million from June 30, 1996. Additionally, during the third quarter Fleet redeemed its 10.12% Series III preferred stock, which resulted in a one-time charge to earnings per share of $.01, and replaced it with Series VIII preferred stock at an initial rate of 6.59%. Common equity to assets and tangible common equity to tangible assets were 7.19% and 5.30%, respectively, at September 30, 1996.

                                 CAPITALIZATION



    The following table sets forth the actual capitalization of Fleet and its subsidiaries at September 30, 1996, and Fleet's capitalization as of such date as adjusted to reflect the consummation of the Offer, assuming that all of the Depositary Shares are validly tendered and accepted by Fleet in exchange for the Preferred Securities. See "The Offer--Purpose of the Offer." The table should be read in conjunction with Fleet's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.


                                                                                             ACTUAL    AS ADJUSTED
                                                                                           ----------  -----------
                                                                                            AT SEPTEMBER 30, 1996
                                                                                           -----------------------

                                                                                            (DOLLARS IN MILLIONS)

Long-Term Debt...........................................................................       4,923       4,923
                                                                                           ----------  -----------
Company-Obligated Mandatorily Redeemable Preferred Securities of Fleet Capital Trust I
 (1).....................................................................................      --             275
Company-Obligated Mandatorily Redeemable Capital Securities of Fleet Capital Trust
 II(2)...................................................................................      --             250
                                                                                           ----------  -----------

STOCKHOLDERS' EQUITY
Preferred stock..........................................................................       1,001         476
Common Stock at $.01 par value...........................................................           3           3
Common surplus...........................................................................       3,142       3,142
Retained Earnings........................................................................       3,186       3,186
Net unrealized gain (loss) on securities.................................................         (17)        (17)
Treasury Stock...........................................................................         (47)        (47)
                                                                                           ----------  -----------
Total stockholders' equity...............................................................       7,268       6,743
                                                                                           ----------  -----------
Total....................................................................................      12,191      12,191
                                                                                           ----------  -----------
                                                                                           ----------  -----------


------------------------


(1) As described herein, the sole assets of the Trust will be the Junior Subordinated Debentures with a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the Common Securities. The Junior Subordinated Debentures will bear interest at the
    rate of    % per annum and will mature on            , 2027, which may be
    (i) shortened to a date not earlier than            , 2002 or (ii) extended
    to a date not later than            , 2046. Fleet owns all of the Common
    Securities of the Trust. Upon redemption of the Junior Subordinated Debentures, the Preferred Securities will be mandatorily redeemable.



(2) Issued on December 11, 1996. The sole assets of Fleet Capital Trust II are 7.92% Junior Subordinated Deferrable Interest Debentures due 2026 with a principal amount of approximately $257.7 million. Such debentures mature on December 11, 2026. Fleet owns all of the common securities of such trust. Upon redemption of such debentures, the capital securities are mandatorily redeemable. As adjusted reflects the assumed application of the estimated net proceeds from the sale of such capital securities to retire outstanding preferred stock of Fleet.



                              ACCOUNTING TREATMENT



    The financial statements of the Trust will be consolidated into Fleet's consolidated financial statements, with the Preferred Securities treated as minority interest and shown in Fleet's consolidated balance sheet as "Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Fleet Capital Trust I Holding Solely Junior Subordinated Debentures of the Company." The financial statement footnotes of Fleet will reflect that the sole asset of the Trust will be the principal amount of the Junior Subordinated Debentures equal to the aggregate stated liquidation amount of the Preferred Securities and
the Common Securities, bearing interest at    % and maturing on            ,
2027, which may be (i) shortened to a date not earlier than            , 2002 or
(ii) extended to a date not later than            , 2046. All future reports
filed by Fleet under the Exchange Act will present information regarding the Trust and other similar Fleet trusts in the manner described above. In addition, if Staff Accounting Bulletin 53 treatment is sought, a footnote to Fleet's audited financial statements will be added to reflect that (i) the Trust and such other trusts are wholly-owned by Fleet; (ii) the sole assets of the Trust are the Junior Subordinated Debentures and the sole assets of such other trusts will be junior subordinated debentures, in each case specifying as to each trust the principal amount, interest rate and maturity date of the junior subordinated debentures held, and (iii) the Preferred Securities Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), and the corresponding obligations of Fleet with respect to such other trusts, provide a full and unconditional guarantee of amounts on the Preferred Securities and the preferred securities issued by such other trusts. See "Capitalization."


                                   THE TRUST

    The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of November 1, 1996, executed by Fleet, as Sponsor, and the Trustees and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 1, 1996. The declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Upon issuance of the Preferred Securities, the purchasers thereof will own all of such Preferred Securities. See "Description of the Preferred Securities--Book-Entry; Delivery and Form." Fleet will directly or indirectly acquire all of the Common Securities of the Trust in an aggregate liquidation amount equal to at least 3 percent of the total capital of the Trust.

    Pursuant to the Declaration, the number of Trustees will initially be five. Three of the Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, Fleet. The fourth trustee will be a financial institution that is unaffiliated with Fleet, which trustee will serve as the Institutional Trustee. Initially, The First National Bank of Chicago will be the Institutional Trustee under the Trust until removed or replaced by the holder of the Common Securities of the Trust. For purposes of compliance with the provisions of the Trust Indenture Act, The First National Bank of Chicago will act as the Guarantee Trustee under the Preferred Securities Guarantee and as Debt Trustee under the Indenture. The fifth trustee will be the Delaware Trustee. Initially, First Chicago Delaware Inc., an affiliate of the Institutional Trustee, will act as Delaware Trustee. See "Description of the Preferred Securities Guarantee" and "Description of the Preferred Securities--Voting Rights" herein.

    The Institutional Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Junior Subordinated Debentures. In addition, the Institutional Trustee will maintain exclusive control of the Property Account to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. Fleet, as the direct or indirect holder of all the Common Securities of a Trust, will have the right to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees. Fleet will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Junior Subordinated Debentures--Miscellaneous."

    The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. See "Description of the Preferred Securities."


    The Trust exists for the sole purpose of (i) issuing (a) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to Fleet in consideration of the deposit by Fleet as trust assets of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, and (b) its Common Securities to Fleet in exchange for cash and investing the proceeds thereof in an equal aggregate principal amount of Junior Subordinated Debentures and (ii) engaging in only those other activities as are necessary or incidental thereto.



    Under the Declaration, the Trust shall not, and the Trustees (including the Institutional Trustee) shall cause the Trust not to, engage in any activity other than in connection with the purposes of the Trust or other than as required or authorized by the Declaration. In particular, the Trust shall not and the Trustees (including the Institutional Trustee) shall not (i) invest any proceeds received by the Trust from holding the Junior Subordinated Debentures but shall promptly distribute all such proceeds to holders of the Trust Securities pursuant to the terms of the Declaration and of the Trust Securities;
(ii) acquire any assets other than as expressly provided in the Declaration;
(iii) possess Trust property for other than a Trust purpose; (iv) make any investments, other than investments represented by the Junior Subordinated Debentures; (v) possess any power or otherwise act in such a way as to vary trust assets or the terms of its Trust Securities in any way whatsoever; (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than its Trust Securities; (vii) incur any indebtedness for borrowed money or (viii)(a) direct the time, method and place of exercising any trust or power conferred upon the Debt Trustee with respect to the Junior Subordinated Debentures held in the Trust, (b) waive any past default that is waivable under Section 5.7 of the Indenture, (c) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debentures held in the Trust shall be due and payable or (d) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures held in the Trust or the Declaration, in each case where such consent shall be required, if such action would cause the Trust to be classified for United States federal income tax purposes as other than a grantor trust or would cause the Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").



    The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.


    The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by a holder of Preferred Securities or the duly authorized representative of such holder for any purpose reasonably related to its interest in the Trust during normal business hours. The Trust anticipates that it will not be required to file with the Commission or distribute to holders of Preferred Securities periodic reports regarding the Trust.

    The Declaration provides that the Trustees may treat the person in whose name a Preferred Security is registered on the books and records of the Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not the Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of The Depository Trust Company (the "Depository Institution") described under "Description of the Preferred Securities-- Book-Entry; Delivery and Form," hold interests in a global certificate registered on the books and records of the Trust in the name of a Depository Institution or its nominee. Under the Declaration:

    (i) the Trust and the Trustees shall be entitled to deal with a Depository Institution (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, or consents under the Declaration, and except as set forth in the Declaration, shall have no obligation to persons owning Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by a Depository Institution or its nominee; and

    (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through a Depository Institution (or any successor depository) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and a Depository Institution and/or its participants. See "Description of the Preferred Securities--Book-Entry; Delivery and Form." With respect to Preferred Securities registered in the name of and held by a Depository Institution or its nominee, all notices and other communications required under the Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, a Depository Institution (or its successor).

    THE FOREGOING SUMMARY OF CERTAIN PROVISIONS OF THE DECLARATION IS A DISCUSSION OF ALL MATERIAL TERMS OF THE DECLARATION, BUT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DECLARATION WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

    The business address of the Trust is c/o Fleet Financial Group, Inc., One Federal Street, Boston, Massachusetts 02110, telephone number (617) 292-2000.

                                   THE OFFER


REASON AND PURPOSE OF THE OFFER



    On October 21, 1996, the Federal Reserve Board issued a press release (the "Federal Reserve Press Release") announcing that it had approved the use of certain cumulative preferred stock instruments, such as the Preferred Securities, as "Tier 1 capital" for purposes of the Federal Reserve Board's capital guidelines for bank holding companies ("Tier 1 capital"). Fleet intends to treat the Preferred Securities as Tier 1 capital. Moreover, under current United States federal tax law, the interest payable on the Junior Subordinated Debentures, unlike the dividends payable on the Depositary Shares, is deductible.


GENERAL

    PARTICIPATION IN THE OFFER IS VOLUNTARY AND HOLDERS OF DEPOSITARY SHARES SHOULD CAREFULLY CONSIDER WHETHER TO ACCEPT. NONE OF FLEET, THE BOARD OF DIRECTORS OF FLEET, THE TRUSTEES NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS AS TO WHETHER TO EXCHANGE OR REFRAIN FROM EXCHANGING THEIR DEPOSITARY SHARES IN THE OFFER. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES. SEE "PRICE RANGE OF DEPOSITARY SHARES."

    Unless the context requires otherwise, the term "Holder" with respect to the Offer means (i) any person in whose name any Depositary Shares are registered on the books of Fleet or (ii) any other person who has obtained a properly completed stock power from the registered holder, or (iii) any person whose Depositary Shares are held of record by a Depository Institution.

TERMS OF THE OFFER

    Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will exchange Preferred Securities for any and all of the Depositary Shares not owned by Fleet. The Offer will be effected on a basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange, as applicable. See "--Procedures for Tendering." Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will accept Depositary Shares validly tendered and not withdrawn prior to the Expiration Date and, unless the Offer has been withdrawn or terminated, will deliver Preferred Securities in exchange therefor to tendering Holders of Depositary Shares as promptly as practicable following the Expiration Date. The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares tendered under the Offer and the delivery of the Preferred Securities with respect to the Depositary Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that Fleet and the Trust consummate the Offer or return the Depositary Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate the Offer, at any time prior to the Expiration Date for any of the reasons set forth in "--Conditions to the Offer" and "--Expiration Date; Extensions; Amendments; Termination."

    In all cases, except to the extent waived by the Trust, delivery of Preferred Securities issued with respect to the Depositary Shares accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of Depositary Shares (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal and any other documents required thereby.

    As of the date of this Prospectus, there are 11,000,000 Depositary Shares not owned by Fleet. This Prospectus, together with the applicable Letter of Transmittal, is being sent to all registered Holders on or about the date of this Prospectus. The Trust shall be deemed to have accepted validly tendered Depositary

Shares (or defectively tendered Depositary Shares with respect to which the Trust has waived such defect) when, as and if the Trust has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Depositary Shares from, and remitting Preferred Securities to, tendering Holders who are participating in the Offer. Upon the terms and subject to the conditions of the Offer, delivery of Preferred Securities to tendering Holders will be made as promptly as practicable following the Expiration Date.

    If any tendered Depositary Shares are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such Depositary Shares will be returned, without expense, to the tendering Holder thereof (or in the case of Depositary Shares tendered by book-entry transfer into the Exchange Agent's account at a Depository Institution, such Depositary Shares will be credited to an account maintained at the Depository Institution designated by the participant therein who so delivered such Depositary Shares), as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

    Holders of Depositary Shares will not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Offer. Fleet and the Trust intend to conduct the Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

    Holders who tender Depositary Shares in the Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Depositary Shares pursuant to the Offer. See "Fees and Expenses; Transfer Taxes."

    Holders tendering Depositary Shares held in global form shall receive Preferred Securities in global form and holders tendering Depositary Shares held directly in certificated form shall receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal.

CONDITIONS TO THE OFFER

    Notwithstanding any other provisions of the Offer, or any extension of the Offer, the Trust will not be required to deliver Preferred Securities in respect of any properly tendered Depositary Shares and may terminate the Offer by oral or written notice to the Exchange Agent and the holders of the Depositary Shares, or, at its option, may modify or otherwise amend the Offer (other than with respect to the Minimum Distribution Condition) with respect to the Depositary Shares if the condition in clause (a) below is not satisfied at or prior to the Expiration Date or if any of the events specified in clauses (b) through (d) occurs at or prior to the exchange date for the Depositary Shares:

    (a) tenders by a sufficient number of holders of Depositary Shares to satisfy the Minimum Distribution Condition for the Offer;

    (b) any action has been taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the Offer, by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Offer, or might directly or indirectly prohibit, prevent, restrict or delay consummation of the Offer, or otherwise and adversely affects in any material manner the Offer or (ii) could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Fleet and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of the Offer to Fleet, including any such action, statute, rule, regulation, judgment, order, stay, decree or injunction which would constitute a Tax Event if it occurred after the Expiration Date;

    (c) any event has occurred or is likely to occur affecting the business or financial affairs of Fleet that would or might prohibit, prevent, restrict or delay consummation of the Offer or that will, or is reasonably likely to, materially impair the contemplated benefits of the Offer or might be material to holders of Depositary Shares in deciding whether to accept the Offer; and

    (d) any of the following events shall have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any significant adverse change in the price of the Depositary Shares or in the United States securities or financial markets, (iii) a material impairment in the trading market for debt or equity securities on the NYSE or in the over-the counter market (whether or not mandatory), (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or (vii) any significant adverse change in United States securities or financial markets generally or in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

    The foregoing conditions are for the sole benefit of the Trust and Fleet and, except for the Minimum Distribution Condition, may be waived by the Trust and Fleet, in whole or in part, in their sole discretion. Any determination made by Fleet or the Trust concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

    The Offer will expire on the Expiration Date. The Trust expressly reserves the right, as to the Offer, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Depositary Shares and promptly return such Depositary Shares upon the failure of any of the conditions specified above in "--Conditions to the Offer," (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Depositary Shares tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "-- Withdrawal of Tenders," (iv) amend the terms of the Offer, (v) modify the form of the consideration to be paid pursuant to the Offer, or (vi) not accept for exchange the Depositary Shares at any time on or prior to the Expiration Date, for any reason, including, without limitation, if fewer than 100,000 of the Depositary Shares would remain outstanding upon acceptance of those tendered (which condition may be waived by the Trust). Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. During any extension of the Offer, all Depositary Shares previously tendered pursuant to the Offer and not withdrawn will remain subject to the Offer.

    If the Trust makes a material change in the terms of the Offer, the Trust will extend the Offer. The minimum period for which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the amount of Depositary Shares sought for exchange or an increase or decrease in the consideration offered to Holders of the Depositary Shares, will depend upon the facts and circumstances, including the relative materiality of the change or information. With respect to a decrease in the number of Depositary Shares sought in the Offer or an increase or decrease in the consideration offered to Holders of the Depositary Shares, if required, the Offer will remain open for a minimum of ten (10) Business Days following public announcement of such change. In the case of any amendment, withdrawal or termination of the Offer, a public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Offer. If a Trust withdraws or terminates the Offer, it will give immediate notice to the Exchange Agent, and all Depositary Shares theretofore tendered pursuant to the Offer will be returned promptly to the tendering Holders thereof. See "--Withdrawal of Tenders." In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

PROCEDURES FOR TENDERING

    The tender of Depositary Shares by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Trust in accordance with the terms and subject to the conditions set forth herein and in the related Letter of Transmittal and the Trust's right to terminate or withdraw the Offer at any time for any reason.

    EACH HOLDER OF DEPOSITARY SHARES WISHING TO PARTICIPATE IN THE OFFER MUST
(I) PROPERLY COMPLETE AND SIGN THE LETTER OF TRANSMITTAL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL (EXCEPT WHEN AN AGENT'S MESSAGE IS APPROPRIATE AND UTILIZED), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, AND DELIVER THE SAME TO THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH ON THE BACK COVER PAGE HEREOF PRIOR TO THE EXPIRATION DATE AND EITHER (A) CERTIFICATES FOR THE DEPOSITARY SHARES MUST BE RECEIVED BY THE EXCHANGE AGENT AT SUCH ADDRESS OR (B) SUCH DEPOSITARY SHARES MUST BE TRANSFERRED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER DESCRIBED BELOW AND A CONFIRMATION OF SUCH BOOK-ENTRY TRANSFER MUST BE RECEIVED BY THE EXCHANGE AGENT, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR (II) COMPLY WITH THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW. LETTERS OF TRANSMITTAL, DEPOSITARY SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO THE TRUST, FLEET, THE DEALER MANAGER OR THE INFORMATION AGENT.

    SPECIAL PROCEDURE FOR BENEFICIAL OWNERS. Any beneficial owner whose Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Depositary Shares should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Depositary Shares, either make appropriate arrangements to register ownership of the Depositary Shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

    THE METHOD OF DELIVERY OF DEPOSITARY SHARES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT (1) REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, (2) INSURANCE BE OBTAINED, AND (3) THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

    SIGNATURE GUARANTEES. If tendered Depositary Shares are registered in the name of the signer of the Letter of Transmittal and the Preferred Securities to be issued in exchange therefor are to be issued (and any untendered Depositary Shares are to be reissued) in the name of the registered Holder, the signature of such signer need not be guaranteed. If the tendered Depositary Shares are registered in the name of someone other than the signer of the Letter of Transmittal, or if Preferred Securities issued in exchange therefor are to be issued in the name of any person other than the signer of the Letter of Transmittal, such tendered Depositary Shares must be endorsed or accompanied by written instruments of transfer in form satisfactory to each Trust and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Preferred Securities and/or the Depositary Shares are not exchanged or are to be delivered to an address other than that of the registered Holder appearing on the register for the Depositary Shares, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

    BOOK-ENTRY TRANSFER. The Trust understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Depositary Shares at a Depository Institution for the purpose of facilitating the Offer, and subject to the establishment thereof, any financial institution that is a participant in a Depository Institution's system may make book-entry delivery of Depositary Shares by causing the Depository Institution to transfer such Depositary Shares into the Exchange Agent's account with respect to the Depositary Shares in accordance with such Depository Institution's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Depositary Shares so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of Depositary Shares into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next paragraph) and any other documents required by the Letter of Transmittal.

    The term "Agent's Message" means a message, transmitted by a Depository Institution and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Depository Institution has received an express acknowledgment from a participant tendering Depositary Shares that is the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Trust may enforce such agreement against such participant.

    GUARANTEED DELIVERY. If a Holder desires to participate in the Offer and time will not permit a Letter of Transmittal or Depositary Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at one of its addresses on the back cover page hereof prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Depositary Shares are registered and, if the Depositary Shares are held in certificated form, the certificate numbers of the Depositary Shares to be tendered, and stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Depositary Shares in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or, in the case of a Depositary Institution, an Agent's Message, will be delivered by such Eligible Institution. Unless the Depositary Shares being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or, in the case of a Depositary Institution, in accordance with such Depository Institution's ATOP procedures (along with a Letter of Transmittal or an Agent's Message) is received, the Trust may, at its option, reject the tender. In addition to the copy being transmitted herewith, copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

    MISCELLANEOUS. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Depositary Shares will be determined by the Trust, whose determination will be final and binding. The Trust reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any defect or irregularity in the tender of any Depositary Shares, and the Trust's interpretation of the terms and conditions of the Offer (including the instructions in the applicable Letter of Transmittal) will be final and binding. None of the Trust, the Exchange Agent, the Dealer Manager, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

    Tenders of Depositary Shares involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Depositary Shares received by the Exchange Agent that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of Depositary Shares tendered by book-entry transfer into the Exchange Agent's account at a Depository Institution, such Depositary Shares will be credited to an account maintained at the Depository Institution designated by the participant therein who so delivered such Depositary Shares), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

LETTER OF TRANSMITTAL

    The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Offer. The party tendering the Depositary Shares for exchange (the "Transferor") exchanges, assigns and transfers the Depositary Shares to the Trust, and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause such Depositary Shares to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer such Depositary Shares and the underlying Preferred Stock and to acquire Preferred Securities issuable upon the exchange of such tendered Depositary Shares and that, when such Transferor's Depositary Shares are accepted for exchange, the Trust will acquire good and unencumbered title to such tendered Depositary Shares and the underlying Preferred Stock, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Trust to be necessary or desirable to complete the exchange, assignment and transfer of tendered Depositary Shares or transfer ownership of such Depositary Shares on the account books maintained by the Depository Institution. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

WITHDRAWAL OF TENDERS

    Tenders of Depositary Shares pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days after the date of this Prospectus.

    To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at one of its addresses set forth on the back cover page hereof. The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered Depositary Shares to be withdrawn, (ii) if the Depositary Shares are held in certificated form, the certificate numbers of the Depositary Shares to be withdrawn, (iii) that such Holder is withdrawing his election to have such Depositary Shares exchanged and (iv) the name of the registered Holder of such Depositary Shares. In addition, the notice of withdrawal must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Trust that the person withdrawing the tender has succeeded to the beneficial ownership of the Depositary Shares being withdrawn. The Exchange Agent will return the properly withdrawn Depositary Shares promptly following receipt of notice of withdrawal. If Depositary Shares have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at a Depository Institution to be credited with the withdrawn Depositary Shares and otherwise comply with such Depository Institution procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Trust, and such determination will be final and binding on all parties. Withdrawals of tenders of Depositary Shares may not be rescinded and any Depositary Shares withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. Properly withdrawn Depositary Shares, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date. See "-- Procedures for Tendering."

    Upon the terms and subject to the conditions of the Offer, including the Minimum Distribution Condition, the Trust will accept for exchange any and all Depositary Shares that have been validly tendered and not withdrawn prior to the Expiration Date.

    The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares tendered under the Offer and the delivery of the Preferred Securities with respect to the Depositary Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that Fleet and the Trust consummate the Offer or return the Depositary Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate the Offer, at any time prior to the Expiration Date for any of the reasons set forth in "--Conditions to the Offer" and "--Expiration Date; Extensions; Amendments; Termination."

    If the Trust decides, in its sole discretion, to decrease the number of Depositary Shares sought in the Offer or to increase or decrease the consideration offered to Holders of Depositary Shares, and if the Offer is scheduled to expire less than ten (10) Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "--Expiration Date; Extensions; Amendments; Termination," then the Offer will be extended for a minimum of ten (10) Business Days from and including the date of such notice.

    All Depositary Shares not accepted pursuant to the Offer will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.

EXCHANGE AGENT AND INFORMATION AGENT.

    Fleet National Bank has been appointed as Exchange Agent for the Offer.

                             THE EXCHANGE AGENT IS:

                              Fleet National Bank

                BY HAND:                        BY MAIL (REGISTERED OR CERTIFIED MAIL
           Fleet National Bank                              RECOMMENDED):
       Corporate Trust Operations                        Fleet National Bank
               CT/OP/TO6D                             Corporate Trust Operations
      One Talcott Plaza, 5th Floor                            CT/OP/TO6D
           Hartford, CT 06106                               P.O. Box 1440
                                                          Hartford, CT 06143

                   or                                   BY OVERNIGHT COURIER:
               Fleet Bank                                Fleet National Bank
       Corporate Trust Department                     Corporate Trust Operations
             14 Wall Street                                   CT/OP/TO6D
          8th Floor, Window # 2                           150 Windsor Street
           New York, NY 10005                             Hartford, CT 06120

                                       BY FACSIMILE:
                             (For Eligible Institutions Only)
                                      (860) 986-7908

              CONFIRM RECEIPT OF NOTICE OF GUARANTEED DELIVERY BY TELEPHONE:
                                      (860) 986-1271
                                        Attn: REORG


    Georgeson & Company Inc. has been retained as the Information Agent to assist in connection with the Offer. Questions and requests for assistance regarding the Offer, requests for additional copies of this Prospectus, the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent.



                           THE INFORMATION AGENT IS:
                            GEORGESON & COMPANY INC.
                               Wall Street Plaza
                            New York, New York 10005
                           (800) 223-2064 (Toll-Free)
                        Banks and Brokers Call Collect:
                                 (212) 440-9800


    Fleet will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.


DEALER MANAGERS; SOLICITING DEALERS



    Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc., as Dealer Managers, have agreed to solicit exchanges of Depositary Shares for Preferred Securities. The maximum fee payable to the Dealer Managers is
approximately $   plus any amount that the Dealer Managers may be entitled to pursuant to the next paragraph. Fleet will also reimburse the Dealer Managers for certain reasonable out-of-pocket expenses in connection with the Offer and will indemnify the Dealer Managers against certain liabilities, including liabilities under the Securities Act. The Dealer Managers engage in transactions with, and from time to time has performed services for, Fleet, including acting as underwriter for the issuance of the Depositary Shares.



    Fleet will pay to a Soliciting Dealer a solicitation fee of $   per
Depositary Share validly tendered and accepted for exchange pursuant to the Offer. As used in this Prospectus, "Soliciting Dealer" includes (i) any broker or dealer in securities, including the Dealer Managers in their capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of whom has solicited and obtained a tender pursuant to the Offer. No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of depositary receipts evidencing Depositary Shares by a Holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders."


    If tendered Depositary Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with Depository Institutions, the Soliciting Dealer must return a Notice of Solicited Tenders (included in the materials provided to brokers and dealers) to the Exchange Agent within three trading days after the Expiration Date in order to receive a solicitation fee. No solicitation fee shall be payable to a Soliciting Dealer in respect of Depositary Shares (i) beneficially owned by such Soliciting Dealer or
(ii) registered in the name of such Soliciting Dealer unless such Depositary Shares are held by such Soliciting Dealer as nominee and such Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender of Depositary Shares by the Holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

    No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering Holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Fleet, the Trust, the Trustees, the Exchange Agent, the Information Agent or the Dealer Manager for purposes of the Offer.

    Other than as described above, Fleet will not pay any solicitation fees to any broker, dealer, bank, trust company or other person for any Depositary Shares exchanged in connection with the Offer. Fleet will reimburse such persons for customary handling and mailing expenses incurred in connection with the Offer.

    Additional solicitations may be made by telephone, in person or otherwise by officers and regular employees of Fleet and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

       LISTING AND TRADING OF PREFERRED SECURITIES AND DEPOSITARY SHARES

    The Preferred Securities constitute a new issue of securities of the Trust with no established trading market. While application has been made to list the Preferred Securities on the NYSE, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Manager has indicated to the Trust that it intends to make a market in the Preferred Securities following the Expiration Date as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

    To the extent that a certain number of Depositary Shares are tendered and accepted in the Offer and/ or the number of holders of Depositary Shares is reduced to below certain levels, Fleet, pursuant to NYSE rules and regulations, would be required to delist the Depositary Shares from the NYSE, and the trading market for untendered Depositary Shares could be adversely affected. Fleet does not believe that the Offer has a reasonable likelihood of causing the Depositary Shares to be delisted from the NYSE. However, following the Expiration Date, and in accordance with and subject to applicable law, Fleet may from time to time acquire Depositary Shares in the open market, by tender offer, subsequent exchange offer or otherwise. Fleet's decision to make such acquisitions is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, Fleet cannot predict whether and to what extent it will acquire any additional Depositary Shares and the consideration to be paid therefor. In addition, if the Offer is substantially subscribed, there would be a significant risk that round lot holdings of Depositary Shares outstanding following the Offer would be limited. See "Risk Factors and Special Considerations Relating to the Offer--Lack of Established Trading Market for Preferred Securities" and "--Reduced Trading Market for Depositary Shares."

               TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OFFER

    Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with the Offer between Fleet or any of its directors or executive officers, the Trust or the Trustees and any person with respect to any securities of Fleet or the Trust, including the Junior Subordinated Debentures, the Preferred Stock, the Depositary Shares and the Preferred Securities.

                       FEES AND EXPENSES; TRANSFER TAXES

    The expenses of soliciting tenders of the Depositary Shares will be borne by Fleet. For compensation to be paid to the Dealer Managers and Soliciting Dealers, see "The Offer--Dealer Managers; Soliciting Dealers." The total cash expenditures to be incurred in connection with the Offer, other than fees payable to the Dealer Manager and Soliciting Dealers, but including the expenses of the Dealer Manager, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent, the Institutional Trustee
and the Delaware Trustee, are estimated to be approximately $   . Fleet will pay
all transfer taxes, if any, applicable to the exchange of Depositary Shares pursuant to the Offer. If, however, certificates representing Preferred Securities or Depositary Shares not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Depositary Shares tendered or if a transfer tax is imposed for any reason other than the exchange of Depositary Shares pursuant to the Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

                        PRICE RANGE OF DEPOSITARY SHARES

    The Depositary Shares are listed and principally traded on the NYSE. The following table sets forth, for each period shown, the high and low sales prices of the Depositary Shares as reported on the NYSE Composite Tape. The Depositary Shares were issued on February 21, 1996. For recent closing prices of the Depositary Shares, see the cover page of this Prospectus.


                                                                                           DEPOSITARY SHARE
                                                                                ---------------------------------------
                                                                                                          DIVIDENDS
                                                                                                        DECLARED PER
                                                                                  HIGH        LOW     DEPOSITARY SHARE
                                                                                ---------  ---------  -----------------
1996
1st Quarter...................................................................  $   24.75  $   23.75      $   .4531
2nd Quarter...................................................................      24.75      23.44          .4531
3rd Quarter...................................................................      24.75      23.75          .4531
4th Quarter
  (through December 26, 1996).................................................                                .4531*



------------------------



* Dividends are payable on January 15, 1997 to stockholders of record on December 29, 1996.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The First National Bank of Chicago, will act as indenture trustee for the Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Business Trust Act and the Trust Indenture Act.

GENERAL


    The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by Fleet. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Junior Subordinated Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by Fleet to the extent described under "Description of the Preferred Securities Guarantee". The Preferred Securities Guarantee will be held by The First National Bank of Chicago, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures except in the circumstances in which there is a default in the payment of distributions, including when the Trust does not have sufficient available funds to pay such distribution, in which case the holder may take Direct Action. See "--Voting Rights" and "--Declaration Events of Default."


DISTRIBUTIONS

    Distributions on the Preferred Securities will be fixed at a rate per annum
of    % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears for more than one quarter will bear interest thereon at
the rate per annum of    %, compounded quarterly. The term "distribution" as
used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    In addition, holders of Preferred Securities will be entitled to an
additional cash distribution at the rate of    % per annum of the liquidation
amount thereof from               through the Expiration Date in lieu of
dividends accumulating and unpaid after               on their Depositary Shares
accepted for exchange, such additional distribution to be made on to holders of the Preferred Securities on the record date for such distribution.

    Distributions on the Preferred Securities will be cumulative, will accrue from the Accrual Date, and, except as otherwise described below, will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing       , when, as and if available for payment.

    Fleet has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures, which, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on the Junior Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the Stated Maturity of the Junior Subordinated Debentures. In the event that Fleet exercises this right, then (i) Fleet shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of Fleet Common Stock in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet's capital stock for another class or series of Fleet capital stock or (c) the purchase of fractional interests in shares of Fleet's capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (ii) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet that rank pari passu with or junior to such Junior Subordinated Debentures and (iii) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, Fleet may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Fleet may select a new Extension Period, subject to the above requirements. See "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

    Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from Fleet on the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by Fleet to the extent set forth under "Description of the Preferred Securities Guarantee."

    Distributions on the Preferred Securities will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be 15 days prior to the relevant distribution dates. The Declaration provides that the payment dates or record dates for the Preferred Securities shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. Distributions payable on any Preferred Securities that are not punctually paid on any distribution date as a result of Fleet having failed to make the corresponding interest payment on the Junior Subordinated Debentures will forthwith cease to be payable to the person in whose name such Preferred Security is registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Security is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; provided, however, that distributions shall not be considered payable on any distribution payment date falling within an Extension Period unless Fleet has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such distribution payment date. Distributions on the Preferred Securities will be paid by the Trust. All distributions paid with respect to the Trust Securities shall be paid on a pro rata basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) or Chicago, Illinois are permitted or required by any applicable law to close.


MANDATORY REDEMPTION


    The Junior Subordinated Debentures will mature on          , 2027, which
date may be shortened or extended as provided herein. Moreover, the Junior Subordinated Debentures are redeemable, in whole or in part, at any time on or
after       , 2002, or in whole but not in part, prior to       , 2002, upon the
occurrence of a Special Event. See "Description of the Junior Subordinated Debentures." Upon the repayment of the Junior Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid or redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "Description of the Junior Subordinated Debentures--Optional Redemption." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata. Any such distribution or redemption may require prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.



SPECIAL EVENT REDEMPTION



    If, prior to          , 2002, a Special Event (as defined below) shall occur
and be continuing, Fleet shall have the right, upon not less than 30 and no more than 60 days notice, at its option and subject to receipt of prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies, to redeem the Junior Subordinated Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Special Event. Following such redemption, all Trust Securities shall be redeemed by the Trust at 100% of the liquidation amount thereof plus accrued and unpaid distributions through the redemption date.



    A "Special Event" means a Tax Event or a Regulatory Capital Event (each as defined herein), as the case may be.



    A "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Junior Subordinated Debentures, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by Fleet on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by Fleet, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    A "Regulatory Capital Event" means that Fleet shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve Board or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, the Preferred Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by Fleet and the treatment thereafter of the Junior Subordinated Debentures as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.


DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

    Fleet will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities, subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, Fleet will use its best efforts to cause the Junior Subordinated Debentures to be listed on the NYSE or on such other exchange as the Preferred Securities are then listed.


    On the date for any distribution of Junior Subordinated Debentures upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the Depository Institution (as defined herein) or its nominee, as the record holder of the Trust Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Trust Securities not held by the Depository Institution or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to Fleet or its agent for transfer or reissuance.


    There can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities or the Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

    The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then immediately prior to the close of business on the redemption date, provided that Fleet has paid to the Trust a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, distributions will cease to accrue on the Preferred Securities called for redemption, such Preferred Securities shall no longer be deemed to be outstanding and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Preferred Securities which have been so called for redemption. If any date fixed for redemption of

Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If Fleet fails to repay Junior Subordinated Debentures on maturity or on the date fixed for a redemption or if payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid by the Trust or by Fleet pursuant to the Preferred Securities Guarantee described under "Description of the Preferred Securities Guarantee," distributions on such Preferred Securities will continue to accrue from the original redemption date of the Preferred Securities to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    The Trust shall not be required to (i) issue, or register the transfer or exchange of, any Trust Securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Trust Securities and ending at the close of business on the day of the mailing of the relevant notice of redemption and (ii) register the transfer or exchange of any Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Trust Securities being redeemed in part.

    In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata.

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws and the regulations of the Federal Reserve Board), Fleet or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION


    Fleet will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities, subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, Fleet will use its best efforts to cause the Junior Subordinated Debentures to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.



    In the event of any other voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Trust Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities have been distributed on a pro rata basis to the holders of the Trust Securities. If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.



    Pursuant to the Declaration, the Trust shall terminate (i) on           ,
2051, the expiration of the term of the Trust, (ii) upon the bankruptcy of Fleet or the Trust, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to Fleet, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby, voting together as a single class to file such certificate of cancellation, or the revocation of the charter of Fleet and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debentures to the holders of the Preferred Securities,
(v) upon the entry of a decree of a judicial dissolution of Fleet or the Trust, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT


    An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If a Declaration Event of Default with respect to the Preferred Securities is waived by holders of Preferred Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration, without any further act, vote or consent of the holders of the Common Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after a holder of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder directly of the principal of, or interest on, Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, Fleet will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.


    Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. Fleet and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described herein, under the Business Trust Act, the Trust Indenture Act and under "Description of the Preferred Securities
Guarantee--Modification of the Preferred Securities Guarantee; Assignment", and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.


    Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities, voting separately as a class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Junior Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated

Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action; and provided, further, that where a consent or action under the Indenture is only effective against each holder of Junior Subordinated Debentures who has consented thereto, such consent or action will only be effective against a holder of Preferred Securities who directs the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder of the principal of, or interest on, the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Junior Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses
(i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.



    In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debentures outstanding; and provided, further, that where a consent or action under the Indenture is only effective against each holder of Junior Subordinated Debentures who has consented thereto, such consent or action will only be effective against a holder of Preferred Securities who directs the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax, the Trust will not be classified as other than a grantor trust.


    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of

Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information:
(i) the date of such meeting or the date by which such action is to be taken;
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Fleet or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Fleet, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry; Delivery and Form."


    Holders of the Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by Fleet as the holder of all of the Common Securities.


MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS


    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if the Trust is not the survivor, such successor entity either (a) expressly assumes all of the obligations of the Trust under the Trust Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Fleet expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Junior Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, Fleet has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) Fleet guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee and the Common Securities Guarantee (as defined herein). Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100 percent in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY; DELIVERY AND FORM

    Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of a Depository Institution described below, hold their interest in a global certificate (the "Preferred Securities Global Certificate") registered in the name of a Depository Institution or its nominee. However, tendering holders of Depositary Shares held in global form shall initially receive an interest in the Preferred Securities Global Certificate and tendering holders of Depositary Shares held directly in certificated form shall initially receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal. See "The Offer-- Procedures for Tendering."

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interest in a global Preferred Security.

    A Depository Institution holds securities that its participants ("Participants") deposit with the Depository Institution. A Depository Institution also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). A Depository Institution is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository Institution's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"'). The rules applicable to a Depository Institution and its Participants are on file with the Commission.

    Upon issuance of a Preferred Securities Global Certificate, the Depository Institution will credit on its book-entry registration and transfer system the number of Preferred Securities represented by such Preferred Securities Global Certificate to the accounts of institutions that have accounts with the Depository Institution. Ownership of beneficial interests in a Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository Institution of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

    A Depository Institution has no knowledge of the actual Beneficial Owners of the Preferred Securities; a Depository Institution's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as a Depository Institution, or its nominee, is the owner of a Preferred Securities Global Certificate, a Depository Institution or such nominee, as the case may be, will be considered the sole owner and holder of record of the Preferred Securities represented by such Preferred Securities Global Certificate for all purposes.

    Conveyance of notices and other communications by a Depository Institution to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices shall be sent to the Depository Institution. If less than all of the Preferred Securities are being redeemed, the Depository Institution will reduce pro rata (subject to adjustment to eliminate fractional Preferred Securities) the amount of interest of each Direct Participant in the Preferred Securities to be redeemed.

    Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, the Depository Institution will not consent or vote with respect to Preferred Securities. Under its usual procedures, the Depository Institution would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns the Depository Institution's consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distribution payments on the Preferred Securities represented by a Preferred Securities Global Certificate will be made by the Trust to the Depository Institution. The Depository Institution's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on a Depository Institution's records unless the Depository Institution has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of a Depository Institution, the Trust or Fleet, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to a Depository Institution is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depository Institution, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    A Depository Institution may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, if a successor securities depository is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through the Depository Institution (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered.

    The information in this section concerning the Depository Institution and the Depository Institution's book-entry system has been obtained from sources that the Trust and Fleet believe to be reliable, but the Trust and Fleet take no responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

    The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Preferred Securities Guarantee and the Indenture. Fleet or its affiliates conduct certain banking transactions with the Institutional Trustee and its affiliates in the ordinary course of their business.

GOVERNING LAW

    The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. Fleet is authorized and directed to conduct its affairs so that the Junior Subordinated Debentures will be treated as indebtedness of Fleet for United States federal income tax purposes. In this connection, Fleet and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the articles of incorporation of Fleet, that each of Fleet and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

    Holders of the Preferred Securities have no preemptive rights.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

    Set forth below is a summary of information concerning the Preferred Securities Guarantee which will be executed and delivered by Fleet for the benefit of the holders from time to time of Preferred Securities. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as the Guarantee Trustee under the Preferred Securities Guarantee for purposes of the Trust Indenture Act. The terms of the Preferred Securities Guarantee will be those set forth in the Preferred Securities Guarantee and those made part of the Preferred Securities Guarantee by the Trust Indenture Act. The summary of the material terms of the Preferred Securities Guarantee does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of the Trust.

GENERAL


    Pursuant to the Preferred Securities Guarantee, Fleet will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by the Trust, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments with respect to Preferred Securities issued by the Trust, to the extent not paid by the Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Preferred Securities, to the extent the Trust shall have funds available therefor; (ii) the Redemption Price, to the extent the Trust has funds available therefor with respect to any Preferred Securities called for redemption by the Trust; and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor and
(b) the amount of assets of the Trust remaining available for distribution to holders of such Preferred Securities in liquidation of the Trust. Fleet's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Fleet to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.


    The Preferred Securities Guarantee will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If Fleet does not make interest payments on the Junior Subordinated Debentures purchased by the Trust, the Trust will not pay distributions on the Preferred Securities issued by the Trust and will not have funds available therefor.

    The Preferred Securities Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by Fleet of payments due on the Preferred Securities.

    Fleet has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Preferred Securities Guarantee, except that upon an event of default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF FLEET


    In the Preferred Securities Guarantee, Fleet will covenant that, so long as any Preferred Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Preferred Securities Guarantee or the Indenture, or if Fleet has exercised its option to defer interest payments on the Junior Subordinated Debentures by extending the interest payment period and such period or extension thereof shall be continuing, then (i) Fleet shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of Fleet Common Stock in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation running pari passu with or junior to the Junior Subordinated Debentures), (b) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet capital stock for another class or series of Fleet capital stock, or (c) the purchase of fractional interests in shares of Fleet capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (ii) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet which rank pari passu with or junior to the Junior Subordinated Debentures and (iii) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee).


MODIFICATION OF THE PREFERRED SECURITIES GUARANTEE; ASSIGNMENT


    Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the Trust. All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Fleet and shall inure to the benefit of the holders of the Preferred Securities of the Trust then outstanding. Except in connection with any merger or consolidation of Fleet with or into another entity or any sale, transfer or lease of Fleet's assets to another entity, each as permitted by the Indenture, Fleet may not assign its rights or delegate its obligations under such Preferred Securities Guarantee without the prior approval of the holders of at least a majority in liquidation amount of the outstanding Preferred Securities issued by the Trust.


TERMINATION


    The Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the Trust (a) upon full payment of the Redemption Price of all Preferred Securities of the Trust, (b) upon distribution of the Junior Subordinated Debentures held by the Trust to the holders of the Trust Securities of the Trust or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, the Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the Trust must restore payment of any sums paid under the Preferred Securities or the Preferred Securities Guarantee.


EVENTS OF DEFAULT

    An event of default under the Preferred Securities Guarantee will occur upon the failure of Fleet to perform any of its payment obligations thereunder.

    The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Securities. Any holder of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Guarantee Trustee's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

STATUS OF THE PREFERRED SECURITIES GUARANTEE


    The Preferred Securities Guarantee will constitute an unsecured obligation of Fleet and will rank (i) subordinate and junior in right of payment to all other liabilities of Fleet, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Fleet and with any guarantee now or hereafter entered into by Fleet in respect of any preferred or preference stock of any affiliate of Fleet, and (iii) senior to Fleet Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.


    The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, prior to the occurrence of a default with respect to the Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in the Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

    Fleet or its affiliates conduct certain banking transactions with the Guarantee Trustee and its affiliates in the ordinary course of business.

GOVERNING LAW

    The Preferred Securities Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


    Set forth below is a description of the specific terms of the Junior Subordinated Debentures which will be deposited in the Trust as trust assets. The following description of the material terms of the Indenture, dated as of December 11, 1996 (the "Base Indenture"), between Fleet and The First National Bank of Chicago as Trustee (the "Debt Trustee"), as supplemented by a Second Supplemental Indenture (the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"), does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the Indenture and the Supplemental Indenture, the forms of which are filed as Exhibits to the Registration Statement of which this Prospectus forms a part. Certain capitalized terms used herein are defined in the Indenture.



    The Indenture provides for the issuance of debentures, notes (including the Junior Subordinated Debentures) or other evidences of indebtedness by Fleet in an unlimited amount from time to time. The Junior Subordinated Debentures constitute a separate series under the Base Indenture.


    Fleet will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, Fleet will use its best efforts to have the Junior Subordinated Debentures listed on the NYSE or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL


    The Junior Subordinated Debentures are unsecured, subordinated obligations of Fleet, limited in aggregate principal amount to the aggregate liquidation preference of (i) the Preferred Securities issued by the Trust in the Offer and
(ii) the amount of proceeds received by the Trust from the sale of the Common Securities to Fleet.



    The Junior Subordinated Debentures are not subject to any sinking fund provision. The entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional
Interest (as defined herein), if any, on               , 2027, subject to the
right of Fleet to shorten the maturity date to a date no earlier than
              , 2002 and to extend the maturity date to a date no later than , 2046, subject in each case to certain conditions.


    If Junior Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Junior Subordinated Debentures will be so issued in fully registered certificated form in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments of principal and interest on Junior Subordinated Debentures will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Institutional Trustee in New York, New York; provided, that payment of interest may be made at the option of Fleet by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Junior Subordinated Debentures is the Institutional Trustee, the payment of principal and interest on the Junior Subordinated Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.


    The Indenture does not limit the aggregate principal amount of securities which may be issued thereunder and does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transaction involving Fleet that may adversely affect such holders.

SUBORDINATION


    The Indenture provides that the Junior Subordinated Debentures are subordinated and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations of Fleet (each as defined herein) and rank pari passu with and are equivalent to creditor obligations of those holding general unsecured claims not entitled to statutory priority under the United States Bankruptcy Code or otherwise. In addition, no payment may be made of the principal of, premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Junior Subordinated Debentures or any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof. Upon any distribution of assets of Fleet to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, the payment of the principal of, and interest on, the Junior Subordinated Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness and Other Financial Obligations of Fleet. Upon any payment or distribution of assets of Fleet to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of Fleet, the holders of all Senior Indebtedness and the holders of Other Financial Obligations will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Junior Subordinated Debentures will be entitled to receive and retain any payment in respect of the principal of, or interest on, the Junior Subordinated Debentures.



    The term "Senior Indebtedness" means, with respect to Fleet, (i) the principal, premium, if any, and interest in respect of (a) indebtedness of Fleet for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by Fleet, (ii) all capital lease obligations of Fleet, (iii) all obligations of Fleet issued or assumed as the deferred purchased price of property, all conditional sale obligations of Fleet and all obligations of Fleet under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of Fleet for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Fleet is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of Fleet (whether or not such obligation is assumed by Fleet), except that Senior Indebtedness shall not include (i) any such indebtedness that is by its terms subordinated to or ranks pari passu with the Junior Subordinated Debentures and (ii) any indebtedness between and among Fleet or its affiliates, including all other debt securities and guarantees in respect to those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Fleet that is a financing vehicle of Fleet (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities.



    The term "Other Financial Obligations" means all obligations of Fleet to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and (iii) in the case of both (i) and (ii) above, similar financial instruments, other than (a) obligations on account of

Senior Indebtedness and (b) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Junior Subordinated Debentures.


    Upon satisfaction of all claims of all Senior Indebtedness and Other Financial Obligations then outstanding, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness and Other Financial Obligations of Fleet to receive payments or distributions applicable to Senior Indebtedness and Other Financial Obligations until all amounts owing on the Junior Subordinated Debentures are paid in full. Such Senior Indebtedness and Other Financial Obligations shall continue to be Senior Indebtedness and Other Financial Obligations and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness or Other Financial Obligations.


    The Indenture does not limit the aggregate amount of Senior Indebtedness or Other Financial Obligations that may be issued or entered into by Fleet. As of September 30, 1996, Senior Indebtedness and Other Financial Obligations of Fleet aggregated approximately $4.0 billion (holding company only). In addition, because Fleet is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of Fleet's subsidiaries, including depositors.


OPTIONAL REDEMPTION


    Fleet shall have the right to redeem the Junior Subordinated Debentures, in
whole or in part, from time to time, on or after            , 2002, or, in whole
but not in part, prior to            , 2002, upon the occurrence of a Special
Event; in either case, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. Such redemption may require prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.



    A "Special Event" means a Tax Event or a Regulatory Capital Event (each as defined herein), as the case may be.



    A "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Junior Subordinated Debentures, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by Fleet on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by Fleet, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.



    A "Regulatory Capital Event" means that Fleet shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve Board or (b) any official amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, the Preferred Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by Fleet and the treatment thereafter of the Junior Subordinated Debentures as other than Tier 1 capital shall not and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.


OPTION TO CHANGE MATURITY DATE


    Fleet will have the right at any time to shorten the maturity of the Junior
Subordinated Debentures to a date not earlier than            , 2002. The
exercise of such right is subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.



    Fleet will also have the right to extend the maturity of the Junior
Subordinated Debentures to a date no later than               , 2046, so long as
at the time such election is made and at the time such extension commences (i) Fleet is not in bankruptcy, otherwise insolvent or in liquidation, (ii) Fleet is not in default in the payment of any interest or principal on the Junior Subordinated Debentures, (iii) the Trust is not in arrears on payments of distributions on the Preferred Securities and no deferred distributions on the Preferred Securities are accumulated and (iv) the Junior Subordinated Debentures, or, if the Preferred Securities are rated, the Preferred Securities, are rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization. In the event that Fleet elects to shorten or extend the maturity date of the Junior Subordinated Debentures, it shall give notice to the Debt Trustee, and the Debt Trustee shall give notice of such shortening or extension to the holders of the Junior Subordinated Debentures no more than 90 and no less than 30 days prior to the effectiveness thereof.


INTEREST

    The Junior Subordinated Debentures shall bear interest at the rate of    %
per annum from the Accrual Date, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"),
commencing          , to the person in whose name such Junior Subordinated
Debentures is registered on the March 15, June 15, September 15 and December 15 prior to the applicable Interest Payment Date.

    The Junior Subordinated Debentures will also accrue interest at the rate of
   % per annum of the principal amount thereof from               through the
Expiration Date, payable on              to holders of the Junior Subordinated
Debentures on the record date for such distribution. No deferral of interest
will be permitted with respect to interest accruing from                 through
the Expiration Date.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD


    So long as Fleet shall not be in default in the payment of interest on the Junior Subordinated Debentures, Fleet shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters or extending beyond the Stated Maturity, at the end of which Extension Period, Fleet shall pay all interest then accrued and unpaid (including any Additional Interest, as defined herein) together with interest thereon compounded quarterly at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (i) Fleet shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (a) purchases or acquisitions of shares of Fleet Common Stock in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet's capital stock for another class or series of Fleet capital stock or (c) the purchase of fractional interests in shares of Fleet's capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (ii) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet that rank pari passu with or junior to the Junior Subordinated Debentures, and (iii) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, Fleet may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Fleet may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. Fleet has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debentures, Fleet shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or
(ii) the date the Regular Trustees are required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Institutional Trustee shall give notice of Fleet's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debentures, Fleet shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which Fleet is required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.


ADDITIONAL INTEREST


    If, at any time while the Institutional Trustee is the holder of any Junior Subordinated Debentures, the Trust or the Institutional Trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, Fleet will pay as additional interest ("Additional Interest") on the Junior Subordinated Debentures such additional amounts as shall be required so that the net amounts received and retained by the Trust and by the Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.


PROPOSED TAX LEGISLATION


    On March 19, 1996, President Clinton proposed the Proposed Legislation, which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995 if such debt obligations have a maximum term in excess of forty years or a maximum term in excess of twenty years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that the Proposed Legislation, if adopted by either of the tax- writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles
B. Rangel wrote the Democrat Letters, which concurred with the view expressed in the Joint Statement. If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of Fleet to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Preferred Securities would receive cash in redemption of their Preferred Securities. See "Description of the Preferred Securities--Special Event Redemption."


INDENTURE EVENTS OF DEFAULT

    If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debentures, will have the right to declare the principal of and the interest on the Junior Subordinated Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

    The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an "Indenture Event of Default" with respect to the Junior Subordinated Debentures:

       (a) default for 30 days in payment of any interest on the Junior Subordinated Debentures, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by Fleet shall not constitute a default in the payment of interest for this purpose; or

       (b) default in payment of principal and premium, if any, on the Junior Subordinated Debentures when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Junior Subordinated Debentures shall not constitute a default for this purpose; or

       (c) default by Fleet in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

       (d) certain events of bankruptcy, insolvency or reorganization of Fleet; or

       (e) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

    The Indenture provides that, if an Indenture Event of Default shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25 percent in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare the principal of all the Junior Subordinated Debentures to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by accleration has been deposited with the Debt Trustee.


    An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debentures. See "Description of the Preferred Securities-- Declaration Events of Default" and "--Voting Rights." If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, Fleet acknowledges that a holder of Preferred Securities may then institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debentures. Notwithstanding any payments made to such holder of Preferred Securities by Fleet in connection with a Direct Action, Fleet shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures held by the Trust or the Institutional Trustee of the Trust, and Fleet shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by Fleet to such holder in any Direct Action. Except as provided in the preceding sentence and in the Preferred Securities Guarantee, the holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.



CERTAIN COVENANTS OF FLEET



    If (i) there shall have occurred any event that would constitute an Indenture Event of Default or (ii) Fleet shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee or the Common Securities Guarantee or (iii) Fleet shall have given notice of its election to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then (a) Fleet shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (x) purchases or acquisitions or shares of Common Stock in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (y) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet capital stock for another class or series of Fleet capital stock or (z) the purchase of fractional interests in shares of Fleet capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (b) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet which rank pari passu with or junior to such Junior Subordinated Debentures and (c) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee).



    For so long as such Trust Securities remain outstanding, Fleet will covenant
(i) to directly or indirectly maintain 100 percent ownership of the Common Securities of the Trust; provided, however, that any permitted successor of Fleet under the Indenture may succeed to Fleet's ownership of the Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue not to be treated as an association taxable as a corporation or a partnership for United States federal income tax purposes and
(iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. (Section 3.08)


BOOK-ENTRY AND SETTLEMENT

    If any Junior Subordinated Debentures are distributed to holders of Trust Securities (see "Description of the Preferred Securities"), such Junior Subordinated Debentures will be issued in fully registered form. In such event, investors may elect to hold their Junior Subordinated Debentures directly or, subject to the rules and procedures of a Depository Institution, hold interests in a global certificate registered in the name of a Depository Institution or its nominee.

    For a description of a Depository Institution and a Depository Institution's book-entry system, see "Description of the Preferred Securities--Book-Entry; Delivery and Form." As of the date of this Prospectus, the description herein of a Depository Institution's book-entry system and Depository Institution's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any Junior Subordinated Debentures registered in the name of and held by a Depository Institution or its nominee.


MODIFICATION OF THE INDENTURE



    The Indenture contains provisions permitting Fleet and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of all series affected by such modification at the time outstanding, and, in the case of the Junior Subordinated Debentures, the holders of a majority in aggregate liquidation amount of the Preferred Securities, to modify the Indenture or the Supplemental Indenture or the rights of the holders of the Junior Subordinated Debentures; provided that no such modification shall, without the consent of the holders of each Junior Subordinated Debenture (and each Preferred Security, if applicable) affected thereby, (i) extend the fixed maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof or any premium thereon, or reduce any amount payable on redemption thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, (ii) reduce the aforesaid percentage of Junior Subordinated Debentures the consent of the holders of which is required for any such modification or (iii) otherwise materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures. (Section 9.02)



DEFEASANCE AND DISCHARGE



    The Indenture provides that Fleet, at Fleet's option: (i) will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or
(ii) need not comply with certain restrictive covenants of the Indenture (including those described herein under "Certain Covenants of Fleet"), in each case if Fleet deposits, in trust with the Debt Trustee or a defeasance agent, money or U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of the Junior Subordinated Debentures. To exercise any such option, Fleet is required to deliver to the Debt Trustee and the defeasance agent, if any, an opinion of counsel to the effect that (a) the deposit and related defeasance would not cause the holders of the Junior Subordinated Debentures to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to clause (i), such opinion shall be accompanied by a private letter ruling to that effect received by Fleet from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service, and (b) if listed on any national securities exchange, such Junior Subordinated Debentures would not be delisted from such exchange as a result of the exercise of such option. (Section 11.05)


GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

    The Indenture will provide that Fleet will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Regular Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

    Fleet will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Fleet; provided that, in the event of any such assignment, Fleet will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

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
            DESCRIPTION OF THE PREFERRED STOCK AND DEPOSITARY SHARES

    The summary of the terms of the Preferred Stock and the Depositary Shares set forth below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of Fleet's Restated Articles of Incorporation, as amended (the "Fleet Articles"), and the Certificate of Designation for the Preferred Stock and the Deposit Agreement (as defined herein) for the Depositary Shares. Whenever defined terms in the applicable Deposit Agreement are referred to in this "Description of the Preferred Stock and Depositary Shares," such defined terms are incorporated by reference herein.

PREFERRED STOCK

GENERAL

    The Preferred Stock presently consists of 1,100,000 shares, none of which are owned by Fleet. The holders of the Preferred Stock do not have any preemptive rights with respect to any shares of capital stock of Fleet or any other securities of Fleet convertible into or carrying rights or options to purchase any such shares. The Preferred Stock is not subject to any sinking fund or other obligation of Fleet to redeem or retire the Preferred Stock.

RANKING

    The Preferred Stock ranks senior with respect to payment of dividends and amounts payable upon liquidation, dissolution or winding up to the Common Stock of Fleet or any other class or series of stock of Fleet ranking junior to the Preferred Stock upon liquidation.

    While any shares of Preferred Stock are outstanding, Fleet may not authorize the creation or issue of any class or series of stock that ranks senior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up without the consent of the holders of 66 2/3% of the outstanding shares of Preferred Stock and any other series of Fleet's $1 par preferred stock ranking on a parity with the Preferred Stock either as to dividends or upon liquidation. Fleet may create additional classes or series of preferred stock or authorize, or increase the authorized amount of, any shares of any class or series of preferred stock ranking on a parity with or junior to the Preferred Stock without the consent of any holder of Preferred Stock. See "--Voting Rights."

DIVIDENDS


    Holders of shares of Preferred Stock are entitled to receive, when, as and if declared by the Fleet Board out of assets of Fleet legally available therefor, cumulative cash dividends at a rate per annum that has been fixed at 7.25% of the $250 liquidation preference of the Preferred Stock (or $1.8125 per Depositary Share). Dividends on the Preferred Stock are payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Fleet Board), at such annual rate. Each such dividend is payable to holders of record as they appear on the stock records of Fleet at the close of business on the respective record dates, which is not more than 30 days preceding the payment dates corresponding thereto, as may be fixed by the Fleet Board. Dividends are cumulative from February 21, 1996, whether or not in any dividend period or periods there are assets of Fleet legally available for the payment of such dividends. Any share of Preferred Stock that is issued after the record date with respect to any dividend payment and before such dividend is paid is not entitled to receive the dividend paid to holders of Preferred Stock as of such record date.


    Accumulations of dividends on shares of Preferred Stock do not bear interest. Dividends payable on the Preferred Stock is computed on the basis of a 360-day year consisting of twelve 30-day months.

    Except as provided in the next sentence, no dividend can be declared or paid or set apart for payment on any Parity Stock (as defined below) unless full cumulative dividends have been or contemporaneously are declared, paid or declared and set apart for payment on the Preferred Stock for all prior dividend periods. If accrued dividends on the Preferred Stock for all prior dividend periods have not been paid in full or a sum sufficient for such payment has not been set apart, then any dividend declared on the Preferred Stock for any dividend period and on any Parity Stock shall be declared ratably in proportion to accrued and unpaid dividends on the Preferred Stock and such Parity Stock.

    Fleet cannot (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock (as defined below) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Stock or Parity Stock through a sinking fund or otherwise (except by conversion into or exchange for shares of Junior Stock), unless all accrued and unpaid dividends with respect to the Preferred Stock and any Parity Stock at the time such dividend or other distribution is payable or such redemption, purchase or acquisition is to occur have been paid or funds have been set apart for payment of such dividends.

    For purposes of the description of the Preferred Stock, (i) the term "dividend" does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock, (ii) the term "Parity Stock" means any class or series of preferred stock ranking on a parity with the Preferred Stock as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up and (iii) the term "Junior Stock" means the Common Stock of Fleet or any other class or series of stock of Fleet ranking junior to the Preferred Stock as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up.

OPTIONAL REDEMPTION

    The Preferred Stock is not redeemable prior to April 15, 2001. On and after such date, the Preferred Stock is redeemable at the option of Fleet, in whole or in part, at the redemption price of $250 per share ($25 per Depositary Share), plus, in each case, all dividends accrued and unpaid thereon up to the date fixed for redemption, upon giving notice as provided below.

    If fewer than all of the outstanding shares of Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot or in such other manner as is prescribed by the Fleet Board.

    Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear on the stock books of Fleet. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares of Preferred Stock are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue or accumulate on such redemption date. If fewer than all shares of Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

    If notice of redemption has been given, dividends on the shares of Preferred Stock so called for redemption shall cease to accrue or accumulate from and after the redemption date for the shares of Preferred Stock called for redemption (unless default shall be made by Fleet in providing money for the payment of the redemption price of the shares so called for redemption), and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of Fleet (except the right to receive the redemption price) shall cease. Upon surrender in accordance with such notice of the certificates representing any shares of the Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Fleet Board shall so require and the notice shall so state), the redemption price set forth above shall be paid out of funds provided by Fleet. If fewer than all of the shares of the Preferred Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

LIQUIDATION PREFERENCE

    The holders of shares of Preferred Stock are entitled to receive, in the event of any liquidation, dissolution or winding up of Fleet, $250 per share ($25 per Depositary Share) plus an amount per share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (the "Liquidation Preference"), and no more.


    Until the holders of Preferred Stock have been paid the Liquidation Preference in full, no payment may be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of Fleet. If, upon any liquidation, dissolution or winding up of Fleet, the assets of Fleet or proceeds thereof distributable among the holders of the shares of Preferred Stock are insufficient to pay in full the Liquidation Preference and the liquidation preference with respect to any other shares of Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of shares of Preferred Stock and any such Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such Parity Stock if all amounts payable thereon were paid in full. Neither the sale of all or substantially all the property or business of Fleet nor the merger or consolidation of Fleet into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of Fleet.


VOTING RIGHTS

    Except in the limited circumstances indicated below, or except as otherwise from time to time required by applicable law, the holders of shares of Preferred Stock do not have the right to vote for directors or have any other voting rights, and their consent is not required for taking any corporate action. When and if the holders of the Preferred Stock are entitled to vote, each share will be entitled to one vote per share.

    If the equivalent of six quarterly dividends payable on the Preferred Stock or any other class or series of preferred stock are in default, the number of directors of Fleet will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of Fleet), and the holders of the Preferred Stock, voting as a single class with the holders of shares of any one or more other series and class of Fleet preferred stock ranking on a parity with the Preferred Stock either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect such two directors to fill such newly-created directorships. Such right shall continue until full cumulative dividends for all past dividend periods on all preferred shares of Fleet, including any shares of the Preferred Stock, have been paid or declared and set apart for payment. Any such elected directors shall serve until Fleet's next annual meeting of stockholders (notwithstanding that prior to the end of such term the dividend default shall cease to exist) or until their respective successors shall be elected and qualify.


    The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Preferred Stock is required for any amendment of the Fleet Articles (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Preferred Stock. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Preferred Stock and Parity Stock, voting as a single class without regard to series, is required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Preferred Stock as to dividends or upon liquidation, or to reclassify any authorized stock of Fleet into such prior shares, but such vote will not be required for Fleet to take any such actions with respect to any stock ranking on a parity with or junior to the Preferred Stock.

TRANSFER AGENT, REGISTRAR, DIVIDEND DISBURSING AGENT AND REDEMPTION AGENT

    The transfer agent, registrar, dividend agent and redemption agent for the shares of Preferred Stock is Fleet National Bank (the "Transfer Agent"). Fleet National Bank also acts as the Depositary (the "Depositary") for the Depositary Shares.

DEPOSITARY SHARES


    The Depositary Shares are issued under a Deposit Agreement (the "Deposit Agreement") between Fleet, Fleet National Bank, as the Depositary, and the holders from time to time of the related Deposit Receipts.


GENERAL

    Each Depositary Share represents one-tenth of a share of the Preferred Stock (the equivalent of $25 liquidation preference of Preferred Stock).

    Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, in proportion to the one-tenth of a share of the Preferred Stock represented by such Depositary Share, to all the rights and preferences of the shares of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

    The Depositary Shares are listed on the NYSE.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary distributes all cash dividends or other cash distributions received in respect of the shares of the Preferred Stock to the record holders of Depositary Shares relating to the Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

    In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner in proportion to the number of such Depositary Shares owned by such holders, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF DEPOSITARY SHARES

    If the shares of the Preferred Stock are redeemed, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such shares of the Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to one-tenth of the redemption price per share payable with respect to the Preferred Stock. Whenever Fleet redeems shares of the Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of the Preferred Stock so redeemed. If fewer than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the Depositary.

VOTING THE SHARES OF THE PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary is obligated to mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such shares of the Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the shares of the Preferred Stock) is entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the fraction of the shares of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Fleet will agree to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting the shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such shares of the Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between Fleet and the applicable Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless the holders of at least a majority of the Depositary Shares then outstanding approve such amendment. The Deposit Agreement will only terminate if (i) all outstanding Depositary Shares of such series have been redeemed or (ii) there has been a final distribution in respect of the shares of the Preferred Stock in connection with any liquidation, dissolution or winding up of Fleet and such distribution has been distributed to the holders of the Depositary Shares.

CHARGES OF DEPOSITARY

    Fleet is required to pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Fleet paid charges of the Depositary in connection with the initial deposit of the shares of the Preferred Stock and issuance of Depositary Shares, and is required to pay charges of the Depositary in connection with all withdrawals of shares of the Preferred Stock by owners of Depositary Shares and any redemption of the shares of the Preferred Stock. Holders of Depositary Shares are required to pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Depositary may resign at any time by delivering to Fleet notice of its election to do so. Fleet may at any time remove the Depositary. Any such resignation or removal shall take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The Depositary is required to forward all reports and communications from Fleet that are delivered to the Depositary and that Fleet is required or otherwise determines to furnish to the holders of the shares of the Preferred Stock.


    Neither the Depositary nor Fleet is liable under the Deposit Agreement to holders of Depositary Receipts other than for gross negligence or willful misconduct. Neither the Depositary nor Fleet is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. Fleet and the Depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of the Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

     RELATIONSHIP BETWEEN THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED
               DEBENTURES AND THE PREFERRED SECURITIES GUARANTEE

    As set forth in the Declaration, the Trust exists for the purpose of (i) issuing (a) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to Fleet in consideration of the deposit by Fleet as trust assets of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, and (b) its Common Securities to Fleet in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures.


    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Fleet shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any costs, expenses, debts, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Regular Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.



    Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by Fleet as and to the extent set forth under "Description of the Preferred Securities Guarantee." If Fleet does not make interest payments on the Junior Subordinated Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities if and to the extent that Fleet has made a payment of interest or principal on the Junior Subordinated Debentures held by the Trust as its sole asset. The Preferred Securities Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts on the Preferred Securities.


    If Fleet fails to make interest or other payments on the Junior Subordinated Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities-- Book-Entry; Delivery and Form" and "--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, Fleet will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action. Fleet, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If Fleet fails to make payments under the Preferred Securities Guarantee, any holder

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

of Preferred Securities may institute a Direct Action against Fleet to enforce the Guarantee Trustee's rights and the obligations of Fleet under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.


                     UNITED STATES FEDERAL INCOME TAXATION

    The following is a general summary of the material United States federal income tax consequences of the issuance of Preferred Securities in exchange for the Depositary Shares pursuant to the Offer, and of the ownership and disposition of Preferred Securities. To the extent it relates to matters of law or legal conclusions, this summary constitutes the opinion of Edwards & Angell, counsel to Fleet and the Trust ("Tax Counsel"). Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by a holder who receives such Preferred Securities pursuant to the Offer (an "Initial Holder") and who holds the Depositary Shares as capital assets. This summary does not discuss all the tax consequences that may be relevant to a particular Initial Holder in light of the Initial Holder's particular circumstances and it is not intended to be applicable in all respects to all categories of Initial Holders, some of whom (such as insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers in securities or currencies, persons that hold Depositary Shares or Preferred Securities received in the exchange as a position in a "straddle," as part of a "synthetic security," "hedge," "conversion transaction" or other integrated investment or persons whose functional currency is other than United States dollars) may be subject to different rules not discussed below. In addition, this summary does not address any state, local or foreign tax considerations that may be relevant to a Initial Holder's decision to exchange Depositary Shares for Preferred Securities pursuant to the Offer. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on retroactive basis).

    ALL HOLDERS OF DEPOSITARY SHARES ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES


    The exchange of Depositary Shares for Preferred Securities pursuant to the Offer will be a taxable transaction. In the case of an Initial Holder who actually or constructively owns solely Depositary Shares, or who actually or constructively owns Depository Shares and a minimal percentage of any other class of Fleet stock, and who does not exercise any control over the affairs of Fleet, gain or loss will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the Preferred Securities (representing an undivided interest in the Junior Subordinated Debentures) received in the exchange and the exchanging holder's tax basis in the Depositary Shares exchanged therefor and will be long-term capital gain or loss if the Depositary Shares have been held for more than one year as of such date. Fleet will provide information concerning such fair market value to the Exchange Agent, which will provide such information to holders of record who exchange Depositary Shares for Preferred Securities. It is anticipated that persons who hold such Depositary Shares as nominees for beneficial holders will provide such information to such beneficial holders. A holder's aggregate tax basis (and such holder's issue price) in his or her pro rata share of the underlying Junior Subordinated Debentures will be equal to the fair market value of the Preferred Securities received on the Expiration Date.


    Holders of Depositary Shares who are not Initial Holders or who actually or constructively own more than a minimal percentage of any other class of Fleet stock are advised to consult their tax advisors as to the income tax consequences of exchanging Depositary Shares.

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
CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

    In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel will render its opinion generally to the effect that under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of Fleet.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Preferred Securities, Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Fleet believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent Fleet from declaring dividends on any class of its equity securities. Accordingly, Fleet intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

    Moreover, if the issue price of Preferred Securities received by a holder exceeds the liquidation amount of such Preferred Securities, such excess will be treated as "amortizable bond premium." A holder which receives Preferred Securities with amortizable bond premium may elect to deduct such amortizable bond premium over the life of the Preferred Securities (i.e., 30 years) on an economic accrual basis. Such deduction shall be applied against (and operate to reduce) the amount of interest taxable as ordinary income on the Preferred Securities. A holder receiving Preferred Securities with amortizable bond premium should consult its tax advisor with respect to the manner of making such election.

    Under the Regulations, if Fleet were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Preferred Securities would be required to include in gross income OID even though Fleet would not make actual cash payments during an Extension Period.

    The Regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

    Because income on the Preferred Securities will constitute interest or OID, corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

    Fleet will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinate Debentures may constitute a taxable event to holders of Preferred Securities.

    Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES


    A holder that sells Preferred Securities (including any redemption of the Preferred Securities by Fleet) will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Preferred Securities generally will, if the Preferred Securities are received in exchange for Depositary Shares in the Offer, be equal to the fair market value of such securities on the Expiration Date, increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by (i) payments received on the Preferred Securities (except for payments of stated interest) and (ii) amounts deducted by the holder as amortizable bond premium. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year, which holding period will not include the period such holder held the Depositary Shares.


    The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

    Under present United States federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Fleet entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to Fleet through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, that certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and
(ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

PROPOSED TAX LEGISLATION


    On March 19, 1996, President Clinton proposed the Proposed Legislation, which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995 if such debt obligations have a maximum term in excess of forty years or a maximum term in excess of twenty years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam
M. Gibbons and Charles B. Rangel wrote the Democrat Letters, which concurred with the view expressed in the Joint Statement. If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of Fleet to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Preferred Securities would receive cash in redemption of their Preferred Securities. See "Description of the Preferred Securities--Special Event Redemption."


INFORMATION REPORTING TO HOLDERS

    Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

    Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the Service.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trust by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the Trust. The validity of the Junior Subordinated Debentures and the Preferred Securities Guarantee and certain matters relating thereto and certain United States federal income taxation matters will be passed upon for Fleet and the Trust by Edwards & Angell, One Hospital Trust Plaza, Providence, Rhode Island 02903. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank and beneficially owns 4,052 shares of Fleet Common Stock. Certain legal matters will be passed upon for the Dealer Manager by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements of Fleet appearing in Fleet's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, incorporated by reference herein (and elsewhere in the Registration Statement) have been incorporated by reference herein (and elsewhere in the Registration Statement) in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to changes in the methods of accounting for mortgage servicing rights, investments in debt and equity securities and income taxes.

    The consolidated financial statements of National Westminster Bancorp, Inc. as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 appearing in Fleet's Current Report on Form 8-K dated March 25, 1996, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to changes in the methods of accounting for investments and accounting for post-retirement benefits other than pensions.

                              ERISA CONSIDERATIONS

    Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), or Section 4975 of the Code ("Plans"), may purchase Preferred Securities, subject to the investing fiduciary's determination that the investment in Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.


    In any case, Fleet and/or any of its affiliates and the Trustees may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the

Code) with respect to certain Plans. The acquisition and ownership of Preferred Securities by a Plan (or by an individual retirement arrangement or other Plans described in Section 4975(e)(i) of the Code) with respect to which Fleet, the Trustees or any affiliate is considered a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 95-60 (an exemption for transactions involving insurance company general accounts).



    As a result, Plans with respect to which Fleet, the Trustees or any affiliate is a party in interest or a disqualified person should not acquire Preferred Securities. Any other Plans or other entities whose assets include Plan assets subject to ERISA or the Code proposing to acquire Preferred Securities should consult with their own ERISA counsel.

    Facsimile copies of Letters of Transmittal will be accepted. Letters of Transmittal, certificates representing Depositary Shares and any other required documents should be sent by each Holder of Depositary Shares or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses as set forth below:

                             THE EXCHANGE AGENT IS:

                              Fleet National Bank

                  BY HAND:                         BY MAIL (REGISTERED OR CERTIFIED MAIL
                                                               RECOMMENDED):
             Fleet National Bank                            Fleet National Bank
         Corporate Trust Operations                     Corporate Trust Operations
                 CT/OP/TO6D                                     CT/OP/TO6D
        One Talcott Plaza, 5th Floor                           P.O. Box 1440
             Hartford, CT 06106                             Hartford, CT 06143
                     or
                 Fleet Bank                                BY OVERNIGHT COURIER:
         Corporate Trust Department                         Fleet National Bank
               14 Wall Street                           Corporate Trust Operations
            8th Floor, Window #2                                CT/OP/TO6D
             New York, NY 10005                             150 Windsor Street
                                                            Hartford, CT 06120

                                 BY FACSIMILE:

                        (For Eligible Institutions Only)

                                 (860) 986-7908

         CONFIRM RECEIPT OF NOTICE OF GUARANTEED DELIVERY BY TELEPHONE:

                                 (860) 986-1271
                                  Attn: REORG


    Georgeson & Company Inc. has been retained as the Information Agent to assist in connection with the Offer. Questions and requests for assistance regarding the Offer, requests for additional copies of this Prospectus, the Letters of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent.


                           THE INFORMATION AGENT IS:

                            GEORGESON & COMPANY INC.



                               Wall Street Plaza
                            New York, New York 10005
                           (800) 223-2064 (Toll-Free)
                         (212) 440-9800 (Call Collect)



    Any questions or requests for assistance or additional copies of theis Prospectus, the Letter of Transmittal or for copies of the Notice of Guaranteed Delivery may be directed to the Information Agent as its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.



                     THE DEALER MANAGERS FOR THE OFFER ARE:



             MERRILL LYNCH & CO.                             SMITH BARNEY INC.
           World Financial Center                          388 Greenwich Street
         North Tower--Seventh Floor                      New York, New York 10013
          New York, New York 10281                      (800) 655-4811 (Toll-Free)
         (888) ML4-TNDR (Toll-Free)                        Attn: Paul S. Galant
         (888) 654-8637 (Toll-Free)
           Attn: Susan L. Weinberg

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


    (a) Exhibits

    A list of exhibits included as part of this Registration Statement is set forth in an Exhibit Index which immediately precedes such exhibits.

    (b) The following financial statement schedules are filed as part of this Registration Statement:

    None.


All other schedules are omitted because they are not applicable, or not required, or because the required information is included in the Financial Statements of the Registrant or Notes thereto.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on December 17, 1996.



                                FLEET FINANCIAL GROUP, INC.

                                By:           /s/ WILLIAM C. MUTTERPERL
                                      -----------------------------------------
                                                William C. Mutterperl
                                               SENIOR VICE PRESIDENT,
                                            GENERAL COUNSEL AND SECRETARY




    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-4 Registration Statement has been signed by the following persons in the capacities indicated on December 17, 1996.


               SIGNATURE                  TITLE
----------------------------------------  --------------------------------------

                   *
----------------------------------------  Chairman and Director
              Joel Alvord

                   *                      President, Chief Executive Officer and
----------------------------------------    Director
            Terrence Murray

                   *                      Executive Vice President and Chief
----------------------------------------    Financial Officer
           Eugene M. McQuade

                   *                      Chief Accounting Officer and
----------------------------------------    Controller
          Robert C. Lamb, Jr.

                   *
----------------------------------------  Director
          William Barnet, III

                   *
----------------------------------------  Director
            Bradford R. Boss

                   *
----------------------------------------  Director
           Stillman B. Brown

                   *
----------------------------------------  Director
         Paul J. Choquette, Jr.

                   *
----------------------------------------  Director
            John T. Collins

                   *
----------------------------------------  Director
             Bernard M. Fox


               SIGNATURE                  TITLE
----------------------------------------  --------------------------------------

                   *
----------------------------------------  Director
           James F. Hardymon

                   *
----------------------------------------  Director
            Robert M. Kavner

                   *
----------------------------------------  Director
           Raymond C. Kennedy

                   *
----------------------------------------  Director
            Robert J. Matura

                   *
----------------------------------------  Director
            Arthur C. Milot

                   *
----------------------------------------  Director
           Thomas D. O'Connor

                   *
----------------------------------------  Director
           Michael B. Picotte

                   *
----------------------------------------  Director
              Lois D. Rice

                   *
----------------------------------------  Director
            John R. Riedman

                   *
----------------------------------------  Director
             John S. Scott

                   *
----------------------------------------  Director
            Samuel O. Thier

                   *
----------------------------------------  Director
           Paul R. Tregurtha



                   /s/ WILLIAM C. MUTTERPERL
             --------------------------------------
                     William C. Mutterperl
                           SECRETARY
*By:                    ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on December 17, 1996.



                                FLEET CAPITAL TRUST I

                                By:  /s/ John R. Rodehorst
                                     -----------------------------------------
                                     John R. Rodehorst
                                                      TRUSTEE

                               INDEX OF EXHIBITS


     1(a)  --Form of Dealer Manager Agreement. (1)

     4(a)  --Certificate of Trust of Fleet Capital Trust I. (2)

     4(b)  --Declaration of Trust of Fleet Capital Trust I. (3)

     4(c)  --Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities.

     4(d)  --Form of Indenture between Fleet and The First National Bank of Chicago, as Trustee.
             (4)

     4(e)  --Form of Supplemental Indenture to be used in connection with the issuance of the
             Junior Subordinated Debentures and Preferred Securities.

     4(f)  --Form of Preferred Security (included in Exhibit 4(c)).

     4(g)  --Form of Junior Subordinated Debenture (included in Exhibit 4(e)).

     4(h)  --Form of Preferred Securities Guarantee.

     5(a)  --Opinion of Edwards & Angell. (1)

     5(b)  --Opinion of Skadden, Arps, Slate, Meagher & Flom (Delaware). (1)

     8     --Tax Opinion of Edwards & Angell. (1)

    12(a)  --Computation of Ratio of Earnings to Fixed Charges. (4)

    12(b)  --Computation of Ratio of Earnings to Fixed Charges and Dividends on Preferred Stock
             (4).

    23(a)  --Consent of KPMG Peat Marwick LLP as to Fleet.

    23(b)  --Consent of KPMG Peat Marwick LLP as to National Westminster Bancorp, Inc.

    23(c)  --Consent of Edwards & Angell (included in Exhibit 5(a)).

    23(d)  --Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5(b)).

    24(a)  --Powers of Attorney for Fleet (included on signature page).

    24(b)  --Powers of Attorney for Fleet Capital Trust I (included in Exhibit 4(b)).

    25(a)  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
             First National Bank of Chicago, as Debt Trustee under the Indenture and as Preferred
             Security Guarantee Trustee under the Preferred Securities Guarantee. (4)

    25(b)  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
             First National Bank of Chicago, as Trustee under the Amended and Restated
             Declaration of Trust. (4)

    99(a)  --Form of Letter of Transmittal.

    99(b)  --Form of Notice of Guaranteed Delivery.

    99(c)  --Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
             Nominees.

    99(d)  --Form of Letter to Clients.

    99(e)  --Form of Exchange Agent Agreement. (1)

    99(f)  --Form of Information Agent Agreement. (1)

    99(g)  --Form of Fleet Letter to Holders of Depositary Shares.

    99(h)  --Form of Questions and Answers Regarding Preferred Securities.

    99(i)  --Form of Notice of Offer to Exchange.


------------------------

(1) To be filed by amendment.


(2) Incorporated by reference to Exhibit 4(a)(i) of Fleet's Registration Statement on Form S-3 (No. 333-15435).



(3) Incorporated by reference to Exhibit 4(b)(i) of Fleet's Registration Statement on Form S-3 (No. 333-15435).



(4) Incorporated by reference to the exhibit with the same exhibit number of Fleet's Registration Statement on Form S-3 (No. 333-15435).